PROSPECTUS

BMW Vehicle Lease Trusts
Asset Backed Notes

BMW Auto Leasing LLC
Depositor

BMW Financial Services NA, LLC
Servicer, Administrator and Sponsor
______________________

The Issuing Entities:
1.	A new issuing entity will be formed to issue each series of securities and a particular trust may issue multiple classes of securities
2.	The property of each issuing entity will consist of:
•

a certificate evidencing a 100% beneficial interest in a pool of BMW, MINI and Rolls-Royce retail lease contracts, the related leased vehicles and all of the dealers’ rights with respect to those lease contracts and leased vehicles;

	•	one or more of the items representing credit enhancement described in this prospectus which will be specified in the applicable prospectus supplement;
	•	other assets described in this prospectus which will be specified in the applicable prospectus supplement; and
	•	all proceeds of the foregoing.
The Notes:
1.	will be asset-backed notes sold periodically in one or more series,
2.	will be paid only from the assets of the related issuing entity and any form of credit enhancement, and
3.	will be issued as part of a designated series that may include one or more classes.

You should review carefully the factors set forth under “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is April 16, 2012.

Table of Contents

Risk Factors	7
Defined Terms	16
The Sponsor, Administrator and Servicer	16
Securitization Experience	16
Servicing Experience	16
The Depositor	17
The Trustees	18
Formation of the Issuing Entities	18
Property of the Issuing Entities	19
The Vehicle Trust	20
General	20
The UTI Beneficiary	21
The Vehicle Trustee	22
Lease Origination and the Titling of Leased Vehicles	23
The SUBI	23
General	23
Transfers of the SUBI Certificate	24
The Leases	24
General	24
Representations, Warranties and Covenants	26
BMW FS’ Lease Financing Program	27
General	27
Underwriting	27
Servicing	29
Physical Damage and Liability Insurance; Additional Insurance Provisions	29
Contingent and Excess Liability Insurance	29
Leased Vehicle Maintenance	30
Remarketing	30
End of Lease Term; Vehicle Disposition	30
Extensions and Pull-Ahead Program	32
Determination of Residual Values	32
Use of Proceeds	32
Where You Can Find More Information About Your Securities	33
Weighted Average Lives of the Securities	34
Note Factors, Certificate Factor and Trading Information	35
The Notes	35
General	35
Principal and Interest on the Notes	36

i

The Indenture	37
The Certificates	42
General	42
Payments of Principal and Interest	42
Additional Information Regarding the Securities	42
Fixed Rate Securities	42
Floating Rate Securities	43
Revolving Period	50
Prefunding Period	50
Derivative Arrangements	50
Like-Kind Exchange Program	50
Book-Entry Registration	51
Definitive Securities	54
Description of the Transaction Documents	55
Transfer, Assignment and Pledge of the SUBI Certificate	55
Representations and Warranties	55
Accounts	55
Servicing Procedures	57
Custody of Lease Documents and Certificates of Title	58
Insurance on the Leased Vehicles	58
Collections	58
Sales Proceeds and Termination Proceeds	59
Advances	59
Realization Upon Charged-off Leases	60
Servicing Compensation	60
Distributions on the Securities	60
Credit and Cash Flow Enhancement	61
Statements to Securityholders	63
Evidence as to Compliance	64
Certain Matters Regarding the Servicer	64
Servicer Defaults	65
Rights Upon Servicer Default	66
Insolvency Event	66
Termination	66
Administration Agreement	67
Amendment	69
Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates	69
Certain Legal Aspects of the Vehicle Trust and the SUBI	69
The Vehicle Trust	69
The SUBI	70
Insolvency-Related Matters	71
Dodd Frank Orderly Liquidation Framework	72
Certain Legal Aspects of the Leases and the Leased Vehicles	74
Back-up Security Interests	74
Vicarious Tort Liability	75
Repossession of Specified Vehicles	76
Deficiency Judgments	77
Consumer Protection Laws	77
Other Limitations	78
Material Income Tax Consequences	78
Treatment of the Notes as Debt	79

Possible Alternative Characterization	79
Interest Income to U.S. Noteholders	80
Sale or Exchange of Notes by U.S. Noteholders	81
Recently Enacted Legislation – Medicare Tax	81
Non-U.S. Note Owners	81
FATCA Withholding	82
Information Reporting and Backup Withholding	82
State and Local Tax Considerations	83
ERISA Considerations	83
Prohibited Transactions	83
“Look-through” Rule under the Plan Assets Regulation	84
Treatment of Notes as Debt	84
Plan of Distribution	85
Legal Opinions	85
Index of Principal Terms	86

Important Notice about Information Presented in this Prospectus and the
Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

•	This prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and

•	The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

We have started with an introductory section describing the trust and the securities in abbreviated form, followed by a more complete description of the terms.  The introductory section is the Summary of Terms, which gives a brief introduction to the securities to be offered.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except to the extent required by law.

The disclosure in this prospectus may be enhanced by the disclosure in the prospectus supplement.

 Incorporation of Certain Documents by Reference

The Securities and Exchange Commission (which we refer to in this prospectus as the “SEC”) allows us to “incorporate by reference” information filed with it by BMW Auto Leasing LLC on behalf of a trust, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and the prospectus supplement and

•	you request such copies from BMW Auto Leasing LLC, the address of which is 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. located at 100 F Street, N.E., Washington, D.C.  20549 (telephone 1-800-732-0330).

SUMMARY OF TERMS

The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities.  You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Issuing Entity:	The trust to be formed for each series of securities. The issuing entity will be formed for each series by a trust agreement between the depositor and the trustee of the issuing entity.
Depositor:	BMW Auto Leasing LLC, a Delaware limited liability company.
Sponsor, Servicer and Administrator:

BMW Financial Services NA, LLC, a direct wholly owned subsidiary of BMW of North America, LLC.  BMW of North America, LLC is the exclusive distributor of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories (“BMW Products”) and MINI passenger cars and MINI parts and accessories (“MINI Products”) in the United States and is an indirect wholly owned subsidiary of Bayerische Motoren Werke Aktiengesellschaft, a corporation organized under the laws of Germany (“BMW AG”). Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and Rolls-Royce parts and accessories (“Rolls-Royce Products”) throughout the United States and is an indirect wholly owned subsidiary of BMW AG.

Indenture Trustee:	The indenture trustee under the indenture pursuant to which the notes of each series will be issued will be named in the prospectus supplement for that series.
Owner Trustee:	The owner trustee for the issuing entity issuing each series of notes will be named in the prospectus supplement for that series.
Originator and Vehicle Trust:	Financial Services Vehicle Trust, a Delaware statutory trust.
Vehicle Trustee:	BNY Mellon Trust of Delaware.
Securities Offered:

Notes: Notes of a series may include one or more classes, and will be issued pursuant to an indenture. Some of the notes issued by the issuing entity may not be offered to the public. The applicable prospectus supplement will specify the class or classes of notes that are being offered by it.

Certificates: The issuing entity will also issue one or more classes of certificates, which may or may not have a stated certificate balance, representing all of the beneficial ownership interests in the issuing entity.  These certificates will not be offered to the public and will be retained by the depositor or will be sold in one or more private placements. Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets as the notes.

The applicable prospectus supplement will describe the priority of payments:
• between the notes and the certificates;
• among different classes of notes; and
• among different classes of certificates.

Terms—The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:
• the stated principal amount of each class of notes and the stated certificate balance, if any, of each class of certificates; and
• the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.
A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:
• timing and priority of payments;
• seniority;
• allocation of losses;
• interest rate or formula for determining interest rate;
• amount of interest or principal payments;
• whether interest or principal will be payable to holders of the class if specified events occur; and
• the ability of holders of a class to direct the trustee to take specified remedies.

The notes will be the only securities being offered to you. The depositor will either retain the certificates or sell them in one or more private placements.  Payment on the certificates, if any are issued, will be subordinated to payment on the notes, to the extent described in the applicable prospectus supplement.

The SUBI Certificate:

BMW passenger car centers, BMW light truck centers, BMW motorcycle dealers, MINI passenger car dealers and Rolls-Royce passenger car dealers have assigned motor vehicle retail lease contracts and the related leased vehicles to Financial Services Vehicle Trust. The leases have been or will be underwritten using the underwriting criteria described in this prospectus under “BMW FS’ Lease Financing Program—Underwriting.”

On or before the date the notes of a series are issued, Financial Services Vehicle Trust will establish a special unit of beneficial interest, which is also called a SUBI, and allocate to such SUBI certain leases and related leased vehicles owned by Financial Services Vehicle Trust. Each lease and the related leased vehicle allocated to the SUBI will be selected based on criteria specified in a servicing agreement between BMW Financial Services NA, LLC, as servicer, and Financial Services Vehicle Trust. These criteria will be described in the applicable prospectus supplement.

Each SUBI will be represented by a SUBI certificate representing a beneficial interest in that SUBI. Upon the creation of a SUBI, Financial Services Vehicle Trust will issue the related SUBI certificate to BMW Manufacturing L.P., the beneficiary of Financial Services Vehicle Trust. BMW Manufacturing L.P. will then sell, transfer and assign the SUBI certificate to BMW Auto Leasing LLC pursuant to a SUBI certificate transfer agreement. BMW Auto Leasing LLC will then transfer and assign the SUBI certificate to the related issuing entity pursuant to an issuer SUBI certificate transfer agreement. The transfer of the SUBI certificate from BMW Auto Leasing LLC to the related issuing entity in exchange for the notes and certificates issued by such issuing entity will be described in the applicable prospectus supplement.

The Issuing Entity’s Property:	The property of each issuing entity:
• will be described in the applicable prospectus supplement,

•       will be primarily the SUBI certificate and the proceeds received on the related assets, including the right to receive monthly payments under the leases and the amounts realized from sales of the related leased vehicles on or after a specified cut-off date, and

• will include other related assets such as:
o amounts deposited in specified trust accounts,
o proceeds of any derivative arrangements or similar agreement described in this prospectus applicable to the related issuing entity and the rights of the related issuing entity under such agreement,
o any other enhancement items described in this prospectus which are issued with respect to any particular series or class, and
o the rights of the depositor and the issuing entity in the related transaction agreements.

For more information regarding assets of the issuing entity, you should refer to “Property of the Issuing Entities” in this prospectus and “The Issuing Entity — Property of the Issuing Entity” in the applicable prospectus supplement.

Prefunding:
If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering.  Amounts on deposit in the prefunding account will be used to purchase a beneficial interest in additional leases and leased vehicles, which will be required to have the same eligibility criteria and general characteristics as the initial leases and leased vehicles during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related securities.  Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the prospectus supplement.

Revolving Period:
If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent principal collections on the leases that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase a beneficial interest in additional leases and the related leased vehicles, which will be required to have the same eligibility criteria and general characteristics as the initial pool of leases and leased vehicles or such other characteristics as described in the related prospectus supplement.

An issuing entity may have both a prefunding account and revolving period.  In this event, the prospectus supplement will specify which funds will be applied first to the purchase of beneficial interests in additional leases and the related leased vehicles.

Credit and Cash Flow Enhancement:

The issuing entities may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit and cash flow enhancement.” Credit and cash flow enhancement may include any one or more of the following:

• subordination of one or more other classes of securities;
• one or more reserve funds;
• letters of credit;
• excess interest;
• overcollateralization;
• cash deposits;
• a credit or liquidity facility;
• repurchase obligations;
• a yield supplement account;
• a cash collateral account;
• surety bond or insurance policies; or
• guaranteed investment contracts, interest rate cap or floor agreements, or interest rate or currency swap agreements.

The specific terms of any credit or cash flow enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the applicable prospectus supplement. See “Description of the Transaction Documents — Credit and Cash Flow Enhancement” in this prospectus for general terms applicable to the different forms of credit and cash flow enhancement that may be used by the issuing entities.

Servicing Fee:

BMW Financial Services NA, LLC, as the servicer, will be responsible for servicing the leases, handling the disposition of the related vehicles when the leases terminate or when vehicles relating to defaulted leases are repossessed, and collecting amounts due in respect of the leases. In addition, BMW Financial Services NA, LLC will act as administrative agent for the issuing entity. The issuing entity will pay BMW Financial Services NA, LLC a monthly fee equal to a percentage of the aggregate value of the retail lease contracts included in the trust property at the beginning of the preceding month, as specified in the applicable prospectus supplement.  The servicer may also receive additional servicing compensation in the form of, among other things, expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges and similar charges received with respect to any lease other than excess wear and tear or excess mileage charges.

Advances:

The servicer will be required to advance to the issuing entity lease payments that are due but unpaid by the user-lessee.  The servicer may, at its option, advance to the issuing entity proceeds from expected sales of leased vehicles for which the related leases have terminated during the related collection period, to the extent provided in the applicable prospectus supplement. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or leased vehicle.  All advances will be reimbursable to the servicer to the extent described herein.

For more detailed information regarding advances made by the servicer and reimbursement of advances, you should refer to “Description of the Transaction Documents—Advances” in this prospectus and in the applicable prospectus supplement.

Optional Purchase:

The servicer has the option to purchase all of the assets of the issuing entity on any payment date when the combined unpaid principal amount of the notes and certificates is less than or equal to 10% of the total initial balance of the notes and certificates as of the cutoff date.

You should refer to “Description of the Transaction Documents—Termination” in this prospectus and “Description of the Transaction Documents—Optional Purchase” in the applicable prospectus supplement for more detailed information regarding the optional purchase of the assets of an issuing entity.

Changes in Payment Priorities:	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to noteholders would be made on any given payment date.

Reallocation of Leases and Leased Vehicles from the SUBI:

With respect to each series of notes, the servicer will be obligated to deposit or cause to be deposited into the related SUBI collection account an amount equal to the securitization value of any leases and related leased vehicles that breach certain representations and warranties and such breach materially and adversely affects the related issuing entity and is not timely cured. In addition, the servicer will be obligated to deposit or cause to be deposited into the related SUBI collection account an amount equal to the securitization value of any leases for which a user-lessee changes the domicile of or title to the related leased vehicle to any jurisdiction in which the vehicle trust is not qualified and licensed to do business and does not become qualified within 90 days of the date on which the servicer is aware of such move or any other jurisdiction specified in the applicable prospectus supplement.

For more information regarding the representations and warranties made by the servicer for each series of notes, you should refer to “The Leases—General,” “—Representations, Warranties and Covenants” in this prospectus and “The Specified Leases—Characteristics” in the applicable prospectus supplement. For more information regarding the obligation of the servicer to reallocate leases and the related leased vehicles from the SUBI for each series of notes, you should refer to “Description of the Transaction Documents—Sales Proceeds and Termination Proceeds” in this prospectus.

Tax Status:

Special tax counsel to the depositor and issuing entity will be required to deliver an opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in this prospectus:

• the notes will constitute indebtedness for federal income tax purposes when owned by parties unrelated to the applicable issuing entity, and
• the trust will not constitute an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

By accepting a note, each holder or beneficial owner will be deemed to have agreed to treat the notes as indebtedness for tax purposes. You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

We refer you to “Material Income Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.
ERISA Considerations:

Notes—Notes will generally be eligible for purchase by employee benefit plans.  The limitations to, and the requirements for, such purchase will be set forth in the related prospectus supplement, including certain representations with respect to prohibited transactions, which will be required.

Certificates—Certificates will not be eligible for purchase by an employee benefit plan, governmental plan, foreign plan or individual retirement account unless the related prospectus supplement states otherwise.

We refer you to “ERISA Considerations” in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

Risk Factors

You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the applicable prospectus supplement in deciding whether to purchase notes of any class.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes

Your notes are asset backed securities issued by and represent obligations of the issuing entity only and do not represent obligations of or interest in BMW Financial Services NA, LLC, BMW Auto Leasing LLC or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related leases and leased vehicles and any credit enhancement for the notes of a series specified in the applicable prospectus supplement. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your notes. The notes and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

Turn-in rates may increase losses

Under each lease, the user-lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease.  User-lessees who decide not to purchase their leased vehicles at lease termination will expose the related issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at lease termination could be adversely affected by user-lessee views on vehicle quality, the relative attractiveness of new models available to the user-lessees, sales and lease incentives offered with respect to other vehicles (including those offered by BMW FS), the level of the purchase option prices for the related leased vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of leases allocated to the SUBI certificate for your series of notes by user-lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

You may experience reduced returns on your investments resulting from prepayments on the leases, events of default, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity

 You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.  Prepayments on the leases by the related user-lessees and purchases of the leases and related leased vehicles by the servicer will shorten the lives of the notes to an extent that cannot be fully predicted.

In addition, an issuing entity may contain a feature known as a prefunding account from which specified funds will be used to purchase a beneficial interest in additional leases and leased vehicles after the date the notes are issued.  To the extent all of those funds are not used by the end of the specified period to purchase new beneficial interests, those funds will be used to make payments on the notes.  In that event, you would receive payments on your notes earlier than expected.  Unless otherwise set forth in the related prospectus supplement, BMW Financial Services NA, LLC, as servicer, may be required to reallocate from the related SUBI certain leases and leased vehicles if it breaches its servicing obligations with respect to those leases and leased vehicles or if there is a breach of the representations and warranties relating to those leases or leased vehicles and such breach materially and adversely affects the interest of the related issuing entity and such breach is not timely cured. In connection with such reallocation, the servicer will be obligated to pay the related issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected lease, discounted at a rate specified in the applicable prospectus supplement and (ii) the present value of the residual value of the affected leased vehicle discounted at a rate specified in the applicable prospectus supplement.  The servicer may also be permitted to purchase all of the assets of the issuing entity when the aggregate principal amount of the notes and certificates or a series is 10% or less of the initial aggregate principal amount of the notes and certificates of a series on the related cutoff date.

Further, the leases allocated to the SUBI for a series of notes may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. The rate of prepayments on the leases allocated to the SUBI for a series of notes may be influenced by a variety of economic, social and other factors in addition to those described above.  The servicer has limited historical experience with respect to prepayments on the leases.  In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the leases. For these reasons, the servicer cannot predict the actual prepayment rates for the leases. You will bear any reinvestment risks resulting from prepayments on the leases and the corresponding acceleration of payments on the related notes.

The final payment of each class of notes is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes

Because each SUBI will represent a beneficial interest in the related SUBI assets, you will be dependent on payments made on the leases allocated to the SUBI for your series of notes and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. Except to the extent of the back-up security interest as discussed in this prospectus under “Certain Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests,” the issuing entity of a series will not have a direct ownership interest in the related leases or a direct ownership interest or perfected security interest in the related leased vehicles, which will be titled in the name of the vehicle trust or the vehicle trustee on behalf of the vehicle trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the vehicle trust could limit the amounts payable in respect of the related SUBI certificate to less than the amounts received from the user-lessees of the related leased vehicles or received from the sale or other disposition of the related leased vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the vehicle trust (including the leases and the leased vehicles allocated to the SUBI for your series of notes) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes BMW Financial Services NA, LLC and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the SUBI for your series of notes and because no issuing entity will have a prior perfected security interest in the assets of the related SUBI, these liens could have priority over the interest of the issuing entity for a series of notes in the assets of the related SUBI.

To the extent a third-party makes a claim against, or files a lien on, the assets of the vehicle trust, including the leased vehicles allocated to the SUBI for your series of notes, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

We refer you to “Certain Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this prospectus.
Leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts. California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The failure by the vehicle trust to comply with these requirements may give rise to liabilities on the part of the vehicle trust (as lessor under the leases) or the issuing entity of a series (as owner of the related SUBI certificate). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the user-lessee be refunded. BMW FS will make representations and warranties that each lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, has certain material and adverse affects on the related issuing entity, and is not timely cured, BMW FS will be required to make a reallocation payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the related SUBI.  To the extent that BMW FS fails to make such repurchase, or to the extent that a court holds the vehicle trust or the applicable issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the vehicle trust or the related issuing entity. If sufficient funds are not available to make both payments to user-lessees and on your notes, you may suffer a loss on your investment in the notes.

We refer you to “Certain Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Laws” in this prospectus.

The bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities

Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the SUBI certificate for your series of notes is owned by the servicer or the depositor, instead of the related issuing entity. This conclusion could be either because the transfer of that SUBI certificate from the depositor to the issuing entity was not a “true sale” or because the court concluded that the depositor or the related issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•    the “automatic stay”, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

•    tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the related SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

•    the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in the leased vehicles allocated to the related SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the SUBI held by the servicer at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the depositor with BMW Financial Services NA, LLC for bankruptcy purposes or conclude that the transfer of the SUBI certificate was not a “true sale.”

We refer you to “Certain Legal Aspects of the Vehicle Trust and the SUBI—Insolvency-Related Matters” in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, any of which may have an adverse effect on your notes

If a servicer default occurs, the vehicle trustee, at the direction of the indenture trustee (acting on behalf of 66 2/3% of the related noteholders of a given series of notes) may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•    the cost of the transfer of servicing to the successor;

•    the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•    the servicing fees charged by the successor.

Furthermore, the related indenture trustee or the related noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Paying the servicer a fee based on a percentage of the securitization value of the related leases may result in the inability to obtain a successor servicer

Because the servicer is paid its base servicing fee based on a percentage of the aggregate securitization value of the related leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining related leases and leased vehicles.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the liquidation of the assets of the related issuing entity may not be sufficient to pay your notes in full

If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the related indenture trustee will liquidate the assets of the related issuing entity only in limited circumstances.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate principal amount of the outstanding notes of that series. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated in the case of notes where the aggregate principal amount of the securities exceeds the aggregate securitization value.

Failure to pay principal on your notes will not constitute an event of default until maturity

The amount of principal required to be paid to noteholders will be limited to amounts available for those purposes in the collection account (and the reserve fund, if any, or other forms of credit enhancement, if any). Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.  We refer you to “The Notes—The Indenture—Indenture Defaults; Rights Upon an Indenture Default” in this prospectus.

If ERISA liens are placed on the vehicle trust assets, you could suffer a loss on your investment

Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the vehicle trust and could be used to satisfy unpaid ERISA obligations of any member of a controlled group that includes BMW FS and its affiliates. Because these liens could attach directly to the leases and leased vehicles and because no issuing entity will have a prior perfected security interest in the assets included in a related SUBI, these liens could have priority over the interest of the issuing entity in the assets included in each related SUBI. As of the date of this prospectus, neither BMW FS nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. Moreover, the depositor believes that the likelihood of this liability being asserted against the assets of the vehicle trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the leases and leased vehicles will not become subject to an ERISA liability.

Commingling by the servicer may result in delays and reductions in payments on your notes

So long as BMW Financial Services NA, LLC is the servicer, no servicer default has occurred and is continuing and BMW US Capital, LLC meets certain criteria established by the rating agencies that are rating the notes of a series, the servicer will not have to deposit collections (or an amount equal to sales proceeds that are deposited under BMW Financial Services NA, LLC’s Like-Kind Exchange Program (the “LKE Program”)) into the related collection account until the business day preceding the related payment date.

Until any collections or proceeds (or an amount equal to sales proceeds that are deposited under the LKE Program) are deposited into a collection account, the servicer will be able to use those funds for its own benefit and will not segregate those funds from its own assets, and the proceeds of any investment of those funds will accrue to the servicer.  The servicer will pay no fee to any issuing entity or noteholder for any use by the servicer of such collections or proceeds.  If the servicer were to become insolvent, the servicer’s failure to deposit such collections and proceeds (or an amount equal to sales proceeds that are deposited under the LKE Program, for which the related indenture trustee will not have a security interest in the actual leased vehicle sales proceeds held by the qualified intermediary) in the related collection account may result in delays and reductions in payments on the notes of the related series and investors may suffer a loss.

If the issuing entity enters into an interest rate cap or floor agreement or an interest rate or currency swap agreement, payments on the notes will be dependent on payments made under the interest rate cap or floor agreement or the interest rate or currency swap agreement

If the issuing entity enters into an interest rate cap or floor agreement or an interest rate or currency swap agreement, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of the cap/floor agreement or swap agreement, as applicable, and whether the applicable counterparty performs its obligations under the related cap, floor or swap. If the issuing entity does not receive the payments it expects from the applicable counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

Termination of a swap agreement and the inability to locate a replacement swap counterparty may cause termination of the issuing entity

A swap agreement may be terminated if particular events occur.  Most of these events are generally beyond the control of the issuing entity or the swap counterparty.  If an event of default under a swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement consistent with the rating agencies’ criteria, the trustee may terminate the swap agreement.  In addition, the issuing entity may terminate and the trustee would then sell the assets of the trust.  It is impossible to predict how long it would take to sell the assets of the trust.  Some of the possible adverse consequences of a sale of the assets of the issuing entity are:

•    the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you:

•    amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty;

•    termination of the swap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you;

•    the sale may result in payments to you significantly earlier than expected; and

•    a significant delay in arranging a sale of the trust’s assets could result in a delay in principal payments.  This would, in turn, increase the weighted average lives of the securities and could reduce the return on your securities.

Additional information about termination of the issuing entity and sale of the trust’s assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement.  Any swap agreement involves risk.  An issuing entity will be exposed to this risk should it use this mechanism.  For this reason, only investors capable of understanding these risks should invest in the securities.  You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes

If an issuing entity enters into any third party credit enhancement arrangement, the rating agencies that rate the notes may consider the provisions of such arrangement and the rating of the related third party credit enhancement provider in rating the notes. If a rating agency downgrades the debt rating of any third party credit enhancement provider, it may also downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market

The notes are not expected to be listed on any securities exchange.  Therefore, in order to sell your notes, you must first locate a willing purchaser.  In addition, currently, no secondary market exists for the notes.  We cannot assure you that a secondary market will develop.  The underwriters of any series of notes may make a secondary market for the notes by offering to buy the notes from investors that wish to sell.  However, any underwriters agreeing to do so will not be obligated to offer to buy the notes and they may stop making offers at any time.

Because the notes are in book-entry form, your rights can only be exercised indirectly

Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe.  Transfers of interests in the notes within The Depository Trust Company, Clearstream, Luxembourg or Euroclear must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described in this prospectus under the caption “Additional Information Regarding the Securities—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, the trustee will not recognize you as a “noteholder” or “certificateholder.”  As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg and Euroclear (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear and to take other actions that require a physical note representing the notes. Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.
Used car market factors may increase the risk of loss for all investors

The used car market could be adversely affected by factors such as changes in consumer tastes, discovery of defects, styling changes, an overabundance of used cars in the marketplace and economic conditions generally.  Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of specified vehicles, and therefore could result in increased residual value losses. Discount pricing incentives or other marketing incentive programs on new cars, including those offered by BMW Financial Services NA, LLC or by its competitors, that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars.  The market for used luxury vehicles may respond differently to changes in economic conditions than the market for other used cars.  Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. The servicer manages the market for used BMW, MINI and Rolls-Royce vehicles through certain programs described herein, but there can be no assurance that such efforts will continue to be successful.

In addition, the used car market for any particular model of vehicle could be adversely affected by factors not affecting other model types, such as changes in consumer tastes, discovery of defects in respect of such model or an overabundance of that model in the used car market.  Any such adverse change with respect to a specific model type could result in reduced proceeds upon the liquidation or other disposition of leased vehicles of such model type, and therefore could result in increased residual value losses. If such losses exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

Vicarious tort liability may result in a loss

Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the user-lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the vehicle trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case, concluding that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied.  In 2010, the U.S. Court of Appeals for the 8th Circuit issued a similar decision.  While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.  Additionally, a writ of certiorari challenging the constitutionality of the pre-emption provision of the Transportation Act is currently pending in the U.S. Supreme Court.

BMW FS maintains, on behalf of the vehicle trust contingent liability, insurance coverage against third party claims that provides coverage at a minimum of $10 million per accident and permits multiple claims in any policy period. Claims could be imposed against the assets of the vehicle trust if such coverage were exhausted and damages were assessed against the vehicle trust. In that event, investors in the notes of a series could incur a loss on their investment.

If vicarious liability imposed on the vehicle trust exceeds the coverage provided by BMW FS’ primary and excess liability insurance policies, or if lawsuits are brought against either the vehicle trust or BMW FS involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss.

We refer you to “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.
Possible prepayment due to inability to acquire subsequent special units of beneficial interest

If so disclosed in the applicable prospectus supplement, an issuing entity may agree to buy a beneficial interest in additional leases and leased vehicles after the closing date. If the full amount deposited on the closing date for the purpose of purchasing such additional beneficial interests cannot be used for that purpose during the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of notes.  We refer you to “Additional Information Regarding the Securities—Prefunding Period” in this prospectus.

Defined Terms

You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 86.

The Sponsor, Administrator and Servicer

BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC (“BMW FS”), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  BMW FS is a wholly owned subsidiary of BMW of North America, LLC (“BMW NA”).  BMW FS provides retail and wholesale financing, retail leasing and other financial services to authorized centers and their customers throughout the United States.  BMW NA is based in Woodcliff Lake, New Jersey and is engaged in the wholesale distribution of BMW passenger cars, BMW light trucks, BMW motorcycles and BMW parts and accessories as well as MINI passenger cars and MINI parts and accessories throughout the United States.  BMW NA is an indirect wholly owned subsidiary of BMW AG, a German corporation that is an international manufacturer and distributor of passenger cars, light trucks and motorcycles.  Rolls-Royce Motor Cars NA, LLC is engaged in the wholesale distribution of Rolls-Royce passenger cars and Rolls-Royce parts and accessories throughout the United States.  Rolls-Royce Motor Cars NA, LLC is an indirect wholly owned subsidiary of BMW AG.

The national executive headquarters of BMW FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307-4000.  Its Customer Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43016.

BMW FS serves as sponsor, administrator and servicer in its securitization program.

Securitization Experience

BMW FS sponsors securitization programs for retail lease and receivables contracts and has sold lease and retail installment sales contracts to asset-backed commercial paper conduits since 1993.  BMW FS has had an active public securitization program involving retail installment sales contracts since 1999 and sponsored its first public securitized lease transaction in 2000. Additionally, BMW FS has been privately securitizing its wholesale automotive dealer inventory accounts since 2000 in private 144A floorplan transactions.

For a description of the selection criteria used in selecting the Leases to be securitized, see “The Leases” in this prospectus.  BMW FS engages one of the selected underwriters of the related securities to assist in structuring the transaction based on the forecasted cash flows of the pool and to determine class sizes and average lives based on current market conditions.

Servicing Experience

BMW FS has been the servicer for its public retail securitization program since 1999 and its lease securitization program since 2000.  BMW FS will be responsible for all servicing functions for the Leases, as well as handling the disposition of the related vehicles when the Leases terminate or when vehicles relating to defaulted leases are repossessed, and collecting amounts due in respect of the Leases.  We refer to BMW FS in this capacity as the servicer.  In addition, the servicer, at its discretion and in accordance with its customary servicing practices, has the option to waive any late payment charge, extension fee or any other similar fees that may be collected in the ordinary course of servicing any lease.  In addition, the servicer shall not grant an extension except that, at its discretion and in accordance with its customary servicing practices, the servicer may extend up to six months the final payment date on any lease, as specified in the applicable Servicing Agreement.  All required information regarding any material third-party providers will be disclosed either in the related prospectus supplement or in subsequent required filings with the SEC.

Information concerning BMW FS’ experience pertaining to delinquencies, repossessions and net losses on its portfolio of motor vehicle leases (including leases owned by BMW FS or the Vehicle Trust which BMW FS continues to service) will be set forth in each prospectus supplement.  There can be no assurance that the delinquency, repossession and net loss experience on any pool of Leases will be comparable to prior experience or to the information in any prospectus supplement.

For a description of BMW FS’ servicing experience for its entire portfolio of Leases and Leased Vehicles, including Leases and Leased Vehicles sold in securitizations, that BMW FS continues to service, see “The Sponsor, Administrator and Servicer” in the related prospectus supplement.

The Depositor

BMW Auto Leasing LLC, referred to in this prospectus as the Depositor, is a limited liability company that was formed under the laws of Delaware in August, 2000. BMW FS is the managing member of the Depositor. The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.  Since its formation in August 2000, BMW Auto Leasing LLC has been the Depositor in each of BMW FS’ lease securitization transactions, and has not participated in or been a party to any other financing transactions.

The Depositor was organized solely for the purpose of acquiring interests in SUBIs and Other SUBIs, causing securities to be issued and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes, including the following:

•
acquire from, or sell to, BMW FS or its dealers or affiliates its rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of BMW, MINI and Rolls-Royce vehicles, monies due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies and any related rights (collectively, the “Receivables”),

•
acquire from BMW FS or any of its affiliates as the holder of the UTI or one or more SUBIs and act as the beneficiary of any such SUBIs, and sell to BMW FS or reallocate to the UTI certain of the Leased Vehicles and related Leases comprising such SUBIs,

•
acquire, own and assign the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with Dealers or lessors or other originators or servicers of the Receivables and any proceeds or rights thereto (the “Collateral”),

•
transfer the Receivables and SUBIs and/or related Collateral to a trust pursuant to one or more trust agreements, sale and servicing agreements or other agreements to be entered into by, among others, BMW Auto Leasing LLC, the related trustee and the servicer of the Receivables or SUBIs,

•	authorize, sell and deliver any class of certificates or notes issued by the Issuing Entity under the related agreement,
•	acquire from BMW FS the certificates or notes issued by one or more trusts to which BMW FS or one of its subsidiaries transferred the Receivables,
•	perform its obligations under the related Trust Agreement, Indenture and any other related agreements, and
•	engage in any activity and exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing.

Other than the obligation to obtain the consent of the Depositor with respect to amendments to the related trust agreement or other consent rights given to the holder of the residual interest in the related trust, the payment of organizational expenses of the related trust, the maintenance and establishment of certain trust accounts, the maintenance of books and records, the perfection of the security interest created by the Trust Agreement and the appointment of a successor owner trustee for the related trust, the Depositor will have no ongoing duties with respect to each trust.

The limited liability company agreement of the Depositor includes requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of the all of its members, including the independent directors of its special member.

The Trustees

The owner trustee for each Issuing Entity (the “owner trustee”) and the trustee under any Indenture pursuant to which notes are issued (the “indenture trustee”) will be specified in the applicable prospectus supplement.  The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that owner trustee or indenture trustee set forth in the related Trust Agreement or Indenture, as applicable.  An owner trustee or indenture trustee may resign at any time, in which event the depositor, in the case of the owner trustee, and the Issuing Entity, in the case of the indenture trustee, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  The administrator, Depositor or the certificateholders of an Issuing Entity may also remove an owner trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement.  The related Issuing Entity may also remove an indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Indenture.  In those circumstances, the Depositor or the Issuing Entity, as the case may be, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  Any resignation or removal of an owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

The Depositor is required under the Transaction Documents to indemnify the related owner trustee for any loss, liability, fee, disbursement or expense incurred by it in connection with the performance of its duties under Transaction Documents.  The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the applicable owner trustee through the owner trustee’s own willful misconduct, gross negligence or bad faith.

Each Issuing Entity is required under the Transaction Documents to cause BMW FS, in its capacity as administrator, to indemnify the related indenture trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the applicable Issuing Entity and the performance of its duties under Transaction Documents. The indenture trustee shall notify the related Issuing Entity and the administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the indenture trustee to provide such notification shall not relieve the related Issuing Entity or the administrator of its obligations under the indenture if no prejudice to the Issuing Entity or the administrator shall have resulted from such failure.  Neither the issuing entity nor the administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the applicable indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

The owner trustee may resign at any time by so notifying the administrator, the servicer, each rating agency hired to rate the securities of a series (each, a “Rating Agency”), the Depositor, the related indenture trustee and the certificateholders.  The Depositor may remove the owner trustee if the owner trustee is adjudged a bankrupt or insolvent, a receiver or other public officer takes charge of the owner trustee or its property, or the owner trustee otherwise becomes incapable of acting.  No resignation or removal of the owner trustee and no appointment of a successor owner trustee shall become effective until the acceptance of appointment by the successor owner trustee pursuant to the trust agreement.

The indenture trustee may resign at any time by so notifying the issuing entity, the servicer and each Rating Agency.  The related Issuing Entity will be required to remove the indenture trustee if the indenture trustee is adjudged a bankrupt or insolvent, a receiver or other public officer takes charge of the indenture trustee or its property, the indenture trustee otherwise becomes incapable of acting.  No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee shall become effective until the acceptance of appointment by the successor indenture trustee pursuant to the indenture.

Formation of the Issuing Entities

With respect to each series of securities, BMW Auto Leasing LLC, referred to in this prospectus as the Depositor, will establish each issuing entity (each, an “Issuing Entity” or a “Trust”) under the laws of the State of Delaware pursuant to a trust agreement (as it may be amended and restated from time to time, each a “Trust Agreement”).

The terms of each series of notes (the “Notes”) and the certificates (the “Certificates,” and together with the Notes, the “Securities”) issued by the related Issuing Entity and specific information concerning the assets of the Issuing Entity and any credit or cash flow enhancement described in this prospectus which is applicable to the related Issuing Entity will be set forth in a prospectus supplement to this prospectus.

Under an administration agreement (the “Administration Agreement”), BMW FS, in its capacity as administrator (referred to in this capacity as the “administrator”) will perform the administrative obligations of the related Issuing Entity under the Trust Agreement and the Indenture.

It is expected that each Issuing Entity will be structured, and each document governing a transaction will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable Issuing Entity or the Depositor at any time in connection with any obligations relating to the related Notes or any of the related transaction.

The Issuing Entity’s principal offices will be in Wilmington, Delaware, in care of the applicable owner trustee named in the related prospectus supplement for such Issuing Entity.

Property of the Issuing Entities

           The property of each Issuing Entity will consist of an indirect beneficial interest in a pool of motor vehicle leases and the related leased vehicles originated on or after the date indicated in the applicable prospectus supplement.  BMW passenger car centers, BMW light truck centers, BMW motorcycle dealers, MINI passenger car dealers, Rolls-Royce passenger car dealers (collectively referred to as “Centers”) have assigned, and will assign, these motor vehicle leases and the related leased vehicles to Financial Services Vehicle Trust, a Delaware statutory trust (referred to in this prospectus as the “Vehicle Trust”). The Vehicle Trust was created in August 1995 to facilitate the titling of motor vehicles in connection with the securitization of motor vehicle leases.  See “The Vehicle Trust” in this prospectus.  The Vehicle Trust has issued to BMW Manufacturing L.P. (“BMW LP” or the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”). The UTI represents the entire beneficial interest in assets of the Vehicle Trust that have not been allocated to special units of beneficial interest. On or before the initial issuance of any series of Notes (each, a “closing date”), the trustee of the Vehicle Trust will be directed by the UTI Beneficiary:

•	to establish a special unit of beneficial interest (each a “SUBI”); and

•
to allocate a separate portfolio of leases (the “Specified Leases”), the vehicles that are leased under the Specified Leases (the “Specified Vehicles”) and the related assets of the Vehicle Trust to the SUBI related to an Issuing Entity.

A SUBI for an Issuing Entity will represent the entire beneficial interest in the related Specified Leases and Specified Vehicles (collectively, the “SUBI Assets”). Upon creation of a SUBI, the related SUBI Assets will no longer be a part of the assets of the Vehicle Trust represented by the UTI, and the interest in the assets of the Vehicle Trust represented by the UTI will be reduced accordingly. A SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. A SUBI will not represent a beneficial interest in any assets of the Vehicle Trust other than the related SUBI Assets. Payments made on or in respect of any assets of the Vehicle Trust other than the SUBI Assets will not be available to make payments on the Notes or the Certificates of the related series. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the SUBI (each, an “Other SUBI”) to be created out of the UTI. An Issuing Entity (and, accordingly, its securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust evidenced by the UTI or any Other SUBI. See “The SUBI” and “The Vehicle Trust” in this prospectus.

BMW LP will sell, transfer and assign its interest in the applicable SUBI to the Depositor. On the related closing date, the Depositor will transfer and assign the certificate representing its interest in the related SUBI (the “SUBI Certificate”) to the related Issuing Entity.  Such transfer and assignment will be described in the applicable prospectus supplement.  In exchange for the applicable SUBI Certificate, the related Issuing Entity will issue the Notes and Certificates of the related series. The Issuing Entity will pledge its interest in the SUBI Certificate to the related indenture trustee as security for the Notes of that series. See “The SUBI—Transfers of the SUBI Certificate.”  Each Note will represent an obligation of, and for some non-tax purposes each Certificate will represent a fractional undivided interest in, the related Issuing Entity.

After giving effect to the transactions described above, the property of the related Issuing Entity (the “Trust Estate”) will include:

•
the related SUBI Certificate, evidencing a beneficial interest in the assets allocated to the related SUBI, including the right to payments thereunder from certain Termination Proceeds and Recovery Proceeds on deposit in the related SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in such SUBI Collection Account;

•	the rights of the Issuing Entity as secured party under a back-up security agreement with respect to the related SUBI Certificate and the undivided interest in the SUBI Assets;

•	the rights of the Issuing Entity to funds on deposit from time to time in certain trust accounts established pursuant to the Indenture;

•	the rights of the Depositor, as transferee, under the related SUBI Certificate Transfer Agreement;

•	the rights of the Issuing Entity, as transferee, under the related Issuer SUBI Certificate Transfer Agreement;

•	the rights of the Vehicle Trust under any related Dealer Agreements;

•
the security interest of the Issuing Entity in amounts deposited in any reserve fund or similar account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein);

•	the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement and the SUBI Trust Agreement;

•	the rights of the Issuing Entity and the indenture trustee under any credit or cash flow enhancement issued with respect to any particular series or class;

•	security deposits, if any; and

•
all proceeds of the foregoing, which shall include Sales Proceeds (to the extent vehicles are sold outside of the LKE Program) and an amount equal to Sales Proceeds deposited by the servicer in lieu of actual Sales Proceeds in connection with the LKE Program.

The Indenture will require the Trust Estate to be pledged by the Issuing Entity to the indenture trustee.

The Vehicle Trust

 General

The Vehicle Trust is a Delaware statutory trust and is governed by a trust agreement, dated as of August 30, 1995, as amended and restated as of September 27, 1996, as further amended and restated as of May 25, 2000 and December 1, 2006 (the “Vehicle Trust Agreement”), between the UTI Beneficiary and BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as trustee (the “Vehicle Trustee”).

The assets of the Vehicle Trust (the “Vehicle Trust Assets”) consist of:

•
closed-end retail lease contracts (the “Leases”) of BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars (the “Leased Vehicles”), which Leases are or were originated by Centers pursuant to dealer agreements entered into with BMW FS, all monies due from user-lessees under such Leases and all proceeds thereof;

•	the Leased Vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

•	proceeds from sales of the Leased Vehicles;

•
the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the Leases or the related user-lessees or the Leased Vehicles, including but not limited to the Contingent and Excess Liability Insurance; and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus and any applicable prospectus supplement, the Centers may assign additional Leases to the Vehicle Trust and, as described below, title the related Leased Vehicles in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

The primary business purpose of the Vehicle Trust is to acquire, and serve as record holder of title to, the Leases and Leased Vehicles, in connection with asset backed securities issuance transactions.

Under a servicing agreement, dated as of August 30, 1995 (as amended or supplemented from time to time, the “Servicing Agreement”), among the Vehicle Trust, the UTI Beneficiary, and BMW FS, as servicer, BMW FS will service the Leases and the Leased Vehicles.

Under the Vehicle Trust Agreement, the Vehicle Trust has not and will not:

•
issue interests or securities other than the SUBI, the SUBI Certificate, Other SUBIs, one or more certificates representing each Other SUBI (the “Other SUBI Certificates”), the UTI and one or more certificates representing the UTI (the “UTI Certificates”);

•	borrow money, except from BMW FS or the UTI Beneficiary in connection with funds used to acquire Leases and Leased Vehicles;

•	make loans;

•	invest in or underwrite securities;

•	offer securities in exchange for Vehicle Trust Assets, with the exception of the SUBI Certificate issued in connection with a series of Securities, Other SUBI Certificates and the UTI Certificates; or

•
repurchase or otherwise reacquire its securities, except as permitted by or in connection with financing or refinancing the acquisition of Leases and Leased Vehicles or as otherwise permitted by each such financing or refinancing.

For further information regarding the servicing of the Leases and the Leased Vehicles, see “Description of the Transaction Documents—Servicing Procedures” in this prospectus.

The UTI Beneficiary

BMW LP is the UTI Beneficiary under the Vehicle Trust Agreement. The sole general partner of BMW LP is BMW Facility Partners, LLC (“BMW Facility Partners”), a Delaware limited liability company. BMW FS is the limited partner of the UTI Beneficiary. The UTI Beneficiary was formed as a limited partnership under the laws of Indiana in September 1992. Currently, its sole purposes are being the initial beneficiary of the Vehicle Trust, holding the UTI and the UTI Certificate, acquiring interests in the SUBI and Other SUBIs and engaging in related transactions. The limited liability company agreement of BMW Facility Partners and the limited partnership agreement of the UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. The principal office of BMW LP is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Vehicle Trustee, in trust, Vehicle Trust Assets. At any time, the UTI Beneficiary may allocate all or a portion of the leases and the related vehicles held by the Vehicle Trust to an Other SUBI held by BMW Bank of North America (the “Bank SUBI”).  On or prior to the date that a SUBI related to an Issuing Entity is created, any leases held by the Bank SUBI will be released and assigned back to the UTI.  The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Vehicle Trust Assets except for (a) any Vehicle Trust Assets allocated to Other SUBIs (“Other SUBI Assets”) and (b) any SUBI Assets (those Vehicle Trust Assets to be referred to as the “UTI Assets”). The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus and the related prospectus supplement. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Vehicle Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Vehicle Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be required to expressly waive any claim to the Vehicle Trust Assets, except for the related Other SUBI Assets, and to fully subordinate those claims to the Vehicle Trust Assets or any other SUBI in the event that waiver is not given effect. Except under the limited circumstances described under “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI,” no SUBI Assets will be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI.

The Vehicle Trustee

BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)) is the Vehicle Trustee for the Vehicle Trust. BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 100 White Clay Center, Suite 102, P.O. Box 6995, Newark, Delaware 19711. For additional information regarding BNY Mellon Trust of Delaware as Vehicle Trustee, see “The Vehicle Trust and the Vehicle Trustee” in the applicable prospectus supplement.

The Depositor, the servicer and their affiliates may maintain normal commercial banking relationships with the Vehicle Trustee and its affiliates.

The Vehicle Trustee will make no representations as to the validity or sufficiency of a SUBI or the related SUBI Certificate (other than with regard to the execution and authentication of such SUBI Certificate) or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the servicer and will not be accountable for the use or application by any owners of beneficial interests in the Vehicle Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to any SUBI, any Other SUBI and the UTI. The Vehicle Trustee will not independently verify any Specified Leases or the related Specified Vehicles. The duties of the Vehicle Trustee will generally be limited to the acceptance of assignments of Leases, the creation of the SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Vehicle Trustee under the related SUBI Trust Agreement, in which case the Vehicle Trustee will only be required to examine them to determine whether they conform to the requirements of the related SUBI Trust Agreement.

The Vehicle Trustee will be under no obligation to exercise any of the rights or powers vested in it by a SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary, the servicer or the holders of a majority in interest in the related SUBI, unless such party or parties have offered to the Vehicle Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Vehicle Trustee, will be a reimbursable expense of the Vehicle Trustee.

The Vehicle Trustee may enter into one or more agency agreements with such person or persons, including without limitation any affiliate of the Vehicle Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary and any assignee or pledgee of a SUBI Certificate.

The Vehicle Trustee may resign at any time by providing written notice of such resignation to the UTI Beneficiary.  The UTI Beneficiary will be required to remove the Vehicle Trustee if at any time the Vehicle Trustee ceases to be (i) a bank or trust company organized under the laws of the United States or any state or (ii) have a principal place of business, or shall have appointed an agent with a principal place of business, in the State of Delaware. In addition, the UTI Beneficiary may remove the Vehicle Trustee if (A) any representation or warranty made by the Vehicle Trustee under any SUBI Trust Agreement was untrue in any material respect when made, and the Vehicle Trustee fails to resign upon written request by the UTI Beneficiary or the assignee or pledgee of any UTI Certificate or SUBI Certificate, (B) at any time the Vehicle Trustee is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Vehicle Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Vehicle Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Vehicle Trustee, the UTI Beneficiary will promptly appoint a successor vehicle trustee. Any resignation or removal of the Vehicle Trustee and appointment of a successor vehicle trustee will not become effective until acceptance of appointment by the successor vehicle trustee. Any successor vehicle trustee will execute and deliver to the servicer, the predecessor vehicle trustee, the UTI Beneficiary and the holder of all SUBI Certificates written acceptance of its appointment as Vehicle Trustee.

The Vehicle Trustee will be indemnified and held harmless by BMW FS or out of and to the extent of the Vehicle Trust Assets (other than the SUBI Assets) with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation arising out of or incurred in connection with (a) any of the Vehicle Trust Assets, including without limitation any such fees and expenses relating to Leases or Leased Vehicles, any personal injury or property damage claims arising with respect to any such Leased Vehicle or any fees and expenses relating to any tax arising with respect to any Vehicle Trust Asset, or (b) the Vehicle Trustee’s acceptance or performance of the trusts and duties contained in a SUBI Trust Agreement. Notwithstanding the foregoing, the Vehicle Trustee will not be indemnified or held harmless out of the Vehicle Trust Assets as to such fees and expenses:

•	for which BMW FS shall be liable under a Servicing Agreement,

•	incurred by reason of the Vehicle Trustee’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the Vehicle Trustee’s breach of its respective representations and warranties made in a SUBI Trust Agreement or a Servicing Agreement.

Lease Origination and the Titling of Leased Vehicles

All Leases have been or will be underwritten using the underwriting criteria described under “BMW FS’ Lease Financing Program—Underwriting.”  Under each Lease, the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, will be listed as the owner of the related Leased Vehicle on the Leased Vehicle’s certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of an Issuing Entity or Other SUBI, as holder of the related SUBI Certificate, in the Specified Vehicles.

All Leased Vehicles owned by the Vehicle Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Vehicle Trust. Those interests will be evidenced by the related SUBI, the UTI or the Other SUBIs.  Entities holding beneficial interests in the Vehicle Trust will not have a direct ownership in the related Leases or a direct ownership or perfected security interest in the related Leased Vehicles.

The certificates of title for the Specified Vehicles will not reflect the indirect interest of the related Issuing Entity in the Specified Vehicles by virtue of its beneficial interest in the related SUBI Assets. Therefore, an Issuing Entity will not have a direct perfected lien in the related Specified Vehicles, but will have filed a financing statement to perfect the security interest in the related SUBI Assets, but only to the extent that the security interest may be perfected by filing under the Uniform Commercial Code (the “UCC”). The servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions. For further information regarding the titling of the Specified Vehicles and the interest of the related Issuing Entity therein, see “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests” in this prospectus.

BMW FS may use programs developed and maintained by BMW FS that allow BMW FS to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related user-lessees and will be stored in an electronic vault maintained by BMW FS or third parties.  BMW FS does not expect to maintain physical copies of the electronic contracts.

The SUBI

 General

On or prior to the closing date for each series of Securities, the SUBI relating to that series of Notes will be issued by the Vehicle Trust pursuant to a supplement to the Vehicle Trust Agreement (the “SUBI Supplement” and, together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”). The SUBI Certificate related to each Issuing Entity will not represent a direct interest in the related SUBI Assets or an interest in any related Vehicle Trust Assets other than the related SUBI Assets.  The related Issuing Entity and its Securityholders will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Vehicle Trust Assets not represented by the SUBI will not be available to make payments on the related Securities. For further information regarding the Vehicle Trust, see “The Vehicle Trust” in this prospectus.

The SUBI Certificate related to an Issuing Entity will evidence a beneficial interest in the assets allocated to the related SUBI (the “SUBI Assets”), which will generally consist of the related Specified Leases, the related Specified Vehicles and all proceeds of or payments on such Specified Leases and Specified Vehicles received on or after the applicable cutoff date (each, a “Cutoff Date”) and all other related SUBI Assets, including:

•
amounts in the related SUBI Collection Account received in respect of the Specified Leases and the sale of the related Specified Vehicles (or an amount equal to the Sales Proceeds deposited by the servicer in lieu of actual Sales Proceeds in connection with the LKE Program).  For additional information, see “Additional Information Regarding the Securities — Like-Kind Exchange Program” in this prospectus.

•
certain monies due under or payable in respect of the related Specified Leases and Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to BMW FS, the Depositor, the Vehicle Trust, the Vehicle Trustee or the servicer under any insurance policies relating to the Specified Leases, the Specified Vehicles or the related user-lessees, and

•	all proceeds of the foregoing.

On or prior to the closing date for a series of Notes, the Vehicle Trust will issue the related SUBI Certificate to or upon the order of BMW LP, as UTI Beneficiary.

Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to the UTI Beneficiary, the UTI Beneficiary will convey that SUBI Certificate to the Depositor pursuant to a transfer agreement (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat each conveyance of a SUBI Certificate to the Depositor as a true sale, transfer and assignment for all purposes.

           Immediately after the transfer of a SUBI Certificate to the Depositor, the Depositor will transfer and assign such SUBI Certificate to the related Issuing Entity pursuant to a transfer agreement (the “Issuer SUBI Certificate Transfer Agreement”), as described in the applicable prospectus supplement under the caption “The SUBI—Transfers of the SUBI Certificate.”

The Leases

 General

Each of the Leases in the Vehicle Trust will have been originated by a Center in the ordinary course of that Center’s business and assigned to the Vehicle Trust on or prior to the related Cutoff Date, in accordance with the underwriting procedures described herein under “BMW FS’ Lease Financing Program.” The Leases are operating leases under generally accepted accounting principles and have been selected by the sponsor based upon the criteria specified in the SUBI Trust Agreement and described below and under “—Representations, Warranties and Covenants.”

These selection criteria provide that each Lease:

•	relates to a BMW passenger car, BMW light truck, BMW motorcycle, MINI passenger car or Rolls-Royce passenger car,

•	was originated in the United States,

•
provides for level payments that fully amortize the initial Lease Balance of the Lease at the related Lease Rate to the related Contract Residual Value over the lease term and, in the event of a user-lessee initiated early termination, provides for payment of the Early Termination Cost and

•	satisfies the other selection criteria, if any, set forth in the applicable prospectus supplement.

In addition, currently, BMW FS only securitizes Leases that were originated in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia and Washington.  From time to time, BMW FS may revise this list of states to include or omit certain states.  Any such change will be disclosed in the related prospectus supplement.

BMW FS will represent and warrant that aside from such criteria, it used no adverse selection procedures in selecting the Specified Leases from the pool of Leases for allocation to the related SUBI as SUBI Assets and that aside from such criteria, it is not aware of any bias in the selection of the Specified Leases that would cause delinquencies or losses on the Specified Leases to be worse than any other Leases held by the Vehicle Trust. However, there can be no assurance as to actual delinquencies or losses on the Specified Leases. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

Each Lease provides for an equal, fixed lease payment payable monthly by the user-lessee (each, a “Monthly Payment”), that does not include other amounts payable by the user-lessee, such as late charges, returned check fees, taxes and similar items (all of which will be payable to the servicer), that are allocated between principal and Rent Charges. The “Rent Charge” portion of each Monthly Payment is the amount the user-lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the “Lease Rate”). The “Lease Balance” of a Lease equals the present value of the remaining Monthly Payments owed by the user-lessee and the present value of the Contract Residual Value of the related Leased Vehicle, each determined using a discount rate equal to the Lease Rate. The initial Lease Balance of a Lease equals the adjusted capitalized cost set forth in the Lease. The adjusted capitalized cost of a Lease represents the initial value of the Lease and the related Leased Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Lease). The initial Lease Balance amortizes over the term of the Lease to an amount equal to the Contract Residual Value.

All of the Leases will be closed-end leases. Under a “closed-end lease,” at the end of its term, if the user-lessee does not elect to purchase or re-lease the related Leased Vehicle by exercise of the purchase or re-lease option contained in such lease contract, the user-lessee is required to return the Leased Vehicle to or upon the order of BMW FS, at which time the user-lessee will then owe (in addition to unpaid monthly payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease.

Each user-lessee will be permitted to purchase or re-lease the Leased Vehicle at the scheduled termination date specified in the related Lease (the “Maturity Date”) or upon the early termination of the related Lease (an “Early Termination Lease” ). The purchase price (the “Purchase Option Price”) is the amount payable by a user-lessee upon the exercise of its option to purchase a Leased Vehicle which amount equals (a) with respect to a Matured Vehicle, the Contract Residual Value plus any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Leased Vehicle for which the related Lease has been terminated early by the user-lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Lease and (iii) the excess of the sum of the Monthly Payments remaining until the end of the Lease and the Contract Residual Value over the remaining unearned Rent Charges, calculated using the actuarial method (the “Actuarial Payoff”).  In addition, so long as a user-lessee is not in default under a Lease, a user-lessee may terminate the Lease and not exercise its option to purchase a Leased Vehicle at any time upon payment in full of a payoff amount (the “Early Termination Cost”). The Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the user-lessee under the Lease, including repair charges at termination; (c) a disposition fee; and (d) the Actuarial Payoff; minus (e) the estimated value of the vehicle as determined by Black Book Wholesale Average Condition, or if unavailable, the N.A.D.A. Official Used Car Guide Wholesale Average Condition (or, in California, the Kelly Blue Book Auto Market Report).

Each Lease will provide that BMW FS may terminate the Lease and repossess the related Leased Vehicle following an event of default by the related user-lessee (each, a “Lease Default”). Typical Lease Defaults include, but may not be limited to, failure of the user-lessee to make payments when due, certain events of bankruptcy or insolvency of the user-lessee, failure to maintain required insurance, failure to comply with any other term or condition of the Specified Lease or any other act by the user-lessee constituting a default under applicable law. Currently, BMW FS regularly tracks user-lessees’ compliance with their payment and insurance obligations and monitors user-lessees for noncompliance as more fully described herein under “BMW FS’ Lease Financing Program—Physical Damage and Liability Insurance; Additional Insurance Provisions.”  BMW FS may continue to track the status of such insurance, but is not and shall not be required to do so.

If a user-lessee is in default of a Lease, BMW FS may do any or all of the following: (i) take any reasonable measures to correct the default or save BMW FS from loss; (ii) terminate the Lease and the user-lessee’s rights to use and possess the Leased Vehicle, and if the user-lessee does not voluntarily return the Leased Vehicle, take possession of the Leased Vehicle by any method permitted by law; (iii) determine the user-lessee’s “early termination liability,” which is the sum of the Early Termination Cost, all collection costs, and to the extent permitted by law, court costs and reasonable attorney’s fees; or (iv) pursue any other remedy permitted by law. The user-lessee is also liable for all related expenses, fees, legal cost and attorney’s fees incurred by BMW FS to repossess, store, restore and/or dispose of the Leased Vehicle.

Representations, Warranties and Covenants

The servicer will represent and warrant that each Lease or, to the extent applicable, the related Leased Vehicle or user-lessee:

•	was originated in the United States for a user-lessee with a U.S. address and in compliance with BMW FS’ customary credit policies and practices;

•	is a U.S. dollar-denominated obligation;

•	provides for constant Monthly Payments to be made by the user-lessee over the term of the Lease;

•
is a closed-end lease as to which no selection procedure aside from those specified in the Servicing Agreement was used that was believed to be adverse to the holders of interests in the Vehicle Trust, the related SUBI or any Other SUBI;

•	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

•
as of the date assigned to the Vehicle Trust, (a) is a legal, valid and binding payment obligation of the user-lessee, enforceable against the user-lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing and (d) no written default notice has been transmitted to BMW FS;

•	an electronic executed copy of the documentation associated therewith is located at one of BMW FS’s offices;

•	requires the user-lessee to obtain physical damage and liability insurance that names BMW FS or the lessor as loss payee covering the related Leased Vehicle as required under the Lease;

•
has been validly assigned to the Vehicle Trust by the related Center and is owned by the Vehicle Trust, free of all liens, encumbrances or rights of others other than liens relating to administration of title and tax issues;

•
all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Vehicle Trust and the Vehicle Trustee in connection with (i) the origination of such Lease and (ii) the execution, delivery and performance by the Vehicle Trust of the Lease have been duly obtained, effected or given and are in full force and effect as of the date of the origination of such Lease;

•	the related Center, BMW FS and the Vehicle Trust have each satisfied all obligations required to be fulfilled on its part with respect thereto;

•
the related user-lessee has a billing address in a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and is not BMW FS, the Depositor or any of their respective affiliates;

•
the related certificate of title is registered in the name of the Vehicle Trust or the Vehicle Trustee (or a properly completed application for such certificate of title has been submitted to the appropriate titling authority);

•	is fully assignable and does not require the consent of the user-lessee as a condition to any transfer, sale or assignment of the rights of the originator;

•	has not been extended or otherwise modified except in accordance with BMW FS’ normal credit and collection policies and practices;

•	is not an Other SUBI Asset; and

•
to the knowledge of BMW FS, the related user-lessee is not currently the subject of a bankruptcy proceeding and the Lease constitutes “tangible chattel paper” or “electronic chattel paper” for purposes of the UCC.

The servicer will be required to deposit or cause to be deposited into the related SUBI Collection Account for a series of Securities an amount equal to the Securitization Value of a Specified Lease (the “Reallocation Payment”) if:

•
the related user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and the Vehicle Trustee does not have such licenses for such state within 90 days of the servicer becoming aware of such move; or

•
the Vehicle Trustee, the servicer or the indenture trustee discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the related Issuing Entity’s interests in a Specified Lease or Specified Vehicle and gives prompt written notice of such breach to the servicer and the breach is not cured in all material respects within 60 days after the servicer discovers the breach or is given notice of it.

In the case of the first bullet point of this paragraph, the Reallocation Payment must be made by the servicer on the business day immediately preceding the next payment date (each such date, a “Deposit Date”) following the end of such 90-day period.  Otherwise, the Reallocation Payment must be made by the servicer as of the day on which the related cure period ended. Upon such payment, the related Specified Lease and Specified Vehicle shall no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of BMW FS as servicer under the Servicing Agreement.

BMW FS’ Lease Financing Program

General

BMW FS currently provides financing for a substantial portion of the motor vehicle consumer lease contracts in respect of BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars (the “lease contracts”) originated by authorized Centers throughout the United States. BMW FS finances lease contracts in accordance with its established underwriting procedures, subject to the terms of its agreement (each, a “Dealer Agreement”) with each Center. Except as otherwise specified, the discussion below applies to all lease contracts, whether owned by BMW FS or the Vehicle Trust.  See “—Underwriting.”  If any lease contract added to an asset pool would be an exception to the underwriting criteria set forth below, the applicable prospectus supplement will set forth the nature of such exception and data on the number of such lease contracts under both “Summary of Terms” and “Composition of the Portfolio of Specified Leases” in the related prospectus supplement.

Each Dealer Agreement, among other things, obligates the related Center to repurchase any lease contract BMW FS financed for the outstanding lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the lease contract and the transfer of the related Leased Vehicles and not the creditworthiness of the user-lessee under the lease contract.

Underwriting

Lease contracts are acquired or financed by BMW FS in accordance with underwriting procedures that are intended to assess the applicant’s ability to pay the amounts due on the contract and the adequacy of the Leased Vehicle as collateral. BMW FS utilizes credit score analysis and approval authority levels as credit controls.

BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are generally submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linking Centers and BMW FS.  Credit applications are evaluated by BMW FS’ electronic decisioning systems when received and are either automatically approved, automatically rejected or forwarded for review by a BMW FS credit buyer with appropriate approval authority.

BMW FS’ electronic decisioning system was implemented in 2001 and has increased the percentage of contracts automatically decisioned while also enhancing BMW FS’ ability to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms.

This electronic decision-making system evaluates each application based on certain criteria, including the applicant’s credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decision-making system also takes into consideration the custom credit score generated for each applicant based on a set of credit scorecards utilized for internal purposes by BMW FS.

BMW FS’ current custom credit scorecards are statistically-based models developed by Austin Logistics Incorporated which were enhanced in 2010.  The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS’ contract portfolio, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments to BMW FS as agreed.

While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to credit buyers for review.

A credit buyer reviews each application that is not automatically approved through the use of a system of rules and scorecards.  Credit buyers have credit authority levels of “1,” “2,” “3,” “4,” “5,” “6,” “7” or “8,” depending on their level of seniority.  The credit buyer’s review includes an evaluation of the customer demographics, income and collateral; review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant’s credit score based on BMW FS’ custom credit scorecards.

Upon review of the application, the applicant’s credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS to process applications provides review/decline indicators to assist the credit buyer in the review of applications.  BMW FS’ guidelines provide that an applicant’s credit score will be highly considered by the credit buyer in determining whether to extend credit.  Besides the credit score, BMW FS also considers the applicant’s debt to income ratio, the applicant’s equity in the Leased Vehicle and other attributes as part of the decision making process.  BMW FS’ management sets limits on the approval of applications scoring below the company’s minimum scores.  In the case of a complete application scoring above a certain level of the scoring system, the application may be subject to an automated credit approval process which does not require review and approval by a credit buyer.  Applicants that score below a minimum score established by BMW FS management may not be approved by credit buyers with Level 1 credit authority.  These applicants may be approved by a credit buyer with Level 2 or Level 3 credit authority (or in some cases only by credit buyers with a higher level of authority) based on the presence of certain factors, up to and including a guarantee by the Center, the customer’s history with BMW FS, employment stability and additional security deposits, in each case, as provided in BMW’s underwriting criteria.

In commercial transactions, BMW FS requires an individual to guarantee the business’ obligations under the lease contract; otherwise BMW FS may obtain two years of audited financial statements, bank account statements and credit references of the related business entity.

BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS’ guidelines do permit such financing under some circumstances, such as if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

Upon the maturity of a lease contract, the user-lessee has the option to purchase or re-lease the Leased Vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these user-lessees.

Servicing

BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the lease contract (each, a “Due Date”). BMW FS considers a payment to be past due or delinquent when a user-lessee fails to make at least 80% of a scheduled payment by the related Due Date. BMW FS generally begins collection activities with respect to a delinquent lease contract through telephone dialer contact that has payment self service capabilities. BMW FS assigns collectors to specific user-lessees and attempts to contact the delinquent user-lessee by telephone, letter or email based on a days-past-due risk combination.  BMW FS uses decision engine technology and scoring to accelerate or decelerate collection activities across days-past-due segments based on a variety of risk factors.  Repossession procedures typically begin when a contract becomes 60 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

BMW FS’s current policy is generally to charge-off a lease contract on the earlier of (a) the date on which the proceeds of sale of the Leased Vehicle are applied to the lease contract balance or (b) the month in which the lease contract reaches its 150th day of delinquency.

Any deficiencies remaining after repossession and sale of the related Leased Vehicle or after full charge-off of the related lease contract are pursued by BMW FS to the extent practicable and legally permitted. User-lessees are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Physical Damage and Liability Insurance; Additional Insurance Provisions

Each lease contract requires the user-lessee to obtain physical damage insurance covering loss or damage to the Leased Vehicle, personal liability insurance, comprehensive liability insurance, including fire and theft, covering the actual value of the Leased Vehicle and collision liability insurance covering the actual value of the Leased Vehicle. The Dealer Agreements include a requirement that the Centers provide BMW FS with written evidence that physical damage and liability insurance covers the Leased Vehicle at least in the amount required by the lease contract at the time the lease contract is acquired by BMW FS. BMW FS requires the policy to include BMW FS as loss payee and as additional insured. Since user-lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary.

Currently, BMW FS tracks the ongoing status of insurance and attempts to cause the user-lessees to reinstate such insurance in the event that it was allowed to lapse.  BMW FS may continue to track the status of such insurance, but is not and shall not be required to do so. If a user-lessee does not have appropriate insurance, BMW FS is entitled to treat this as a default of the lease and take appropriate remedial action including repossession of the related vehicle and termination of the lease. Nevertheless, there can be no assurance that each Leased Vehicle will continue to be covered by physical damage insurance for the entire term during which the related lease contract is outstanding or that BMW FS will continue to monitor insurance while the notes of a series remain outstanding. BMW FS does not “force place” insurance.

In addition, if a user-lessee’s vehicle is destroyed or irretrievably lost as a result of theft, an accident or other reason that meets BMW FS’ published criteria, and BMW FS determines that the user-lessee is in compliance with its insurance obligations, BMW FS will accept the actual cash value paid by the user-lessee’s insurance company as payment in full of the lease balance. However, a user-lessee will be obligated to pay certain amounts outstanding.  If the insurance loss proceeds exceed the user-lessee’s lease obligations, the excess is refunded to the user-lessee.

In addition, BMW FS may purchase residual value insurance on Leased Vehicles.  Such residual value insurance would insure the difference, if any, between the residual value originally estimated at the time that a lease contract was signed and the actual market value of the lease at lease termination. The related prospectus supplement for a series of Notes will describe such residual value insurance, if any, on the related Specified Leases.

Contingent and Excess Liability Insurance

In addition to the personal property and liability insurance coverage required to be obtained and maintained by the user-lessee pursuant to the Leases, and as additional protection in the event the user-lessee fails to maintain the required insurance, BMW FS maintains contingent liability insurance for the benefit of, among others, BMW FS, the Vehicle Trust, the UTI Beneficiary, the Depositor and the related Issuing Entity, which provides coverage for liability caused by any Leased Vehicle owned by the Vehicle Trust. BMW FS also maintains excess insurance coverage as to which the Vehicle Trustee is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the “Contingent and Excess Liability Insurance”). These insurance policies collectively provide insurance coverage at a minimum of $10 million per accident and permit multiple claims in any policy period. Claims could be imposed against the assets of the Vehicle Trust if such coverage were exhausted and damages were assessed against the Vehicle Trust. In that event, investors in the Notes could incur a loss on their investment. See “Risk Factors—Vicarious tort liability may result in a loss”, “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI” and “Certain Legal Aspects of the Leases and the Vehicles—Vicarious Tort Liability” in this prospectus for a discussion of related risks.

With respect to damage to the Leased Vehicles, a user-lessee is required by the related Lease to maintain comprehensive and collision insurance. As more fully described under “—Physical Damage and Liability Insurance; Additional Insurance Provisions” the servicer currently monitors the maintenance of required user-lessee insurance but may not do so in the future and shall not be required to do so in the Transaction Documents. In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the Notes could incur a loss on their investment.

The Servicing Agreement will provide that for so long as any Notes or Certificates are outstanding, neither the Vehicle Trustee nor BMW FS may terminate or cause the termination of any Contingent and Excess Liability Insurance policy that would reduce the liability limit below the minimum $10 million per accident unless (i) each Rating Agency rating the Notes or Certificates of the related series has been notified of such termination or any replacement insurance and each such Rating Agency confirms (or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing) such termination or replacement insurance would not cause the then-current ratings of any class of Notes or Certificates of the related series to be qualified, reduced or withdrawn or (ii) BMW FS has determined that claims can no longer be brought against the Vehicle Trust as vehicle owner of the related Leased Vehicles, whether as a result of the expiration, revision or reinterpretation of any applicable state or federal statute or otherwise and each Rating Agency confirms (or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing) that such termination would not cause the then-current ratings of any class of Notes or Certificates of the related series to be qualified, reduced or withdrawn. These obligations of BMW FS will survive any termination of BMW FS as servicer under the Servicing Agreement.

Leased Vehicle Maintenance

Each lease contract states that the user-lessee is responsible for all maintenance, repair, service, operating expenses and damage to the Leased Vehicle.  At the scheduled maturity date of a lease contract, if the user-lessee does not purchase the Leased Vehicle, the user-lessee is required to pay BMW FS (a) any applicable charges for excess mileage at the stated rate on the related lease contract (“Excess Mileage Payments”) and (b) any applicable charges for excess wear and tear (“Excess Wear and Use Payments”), as defined by the contract to be, but not limited to: (i) inoperative electrical or mechanical parts; (ii) dented, scratched, chipped, rusted, pitted, broken or mismatched body parts, paint, vehicle identification items, trim or grill work; (iii) non-functioning, scratched, cracked, pitted or broken glass or lights; (iv) missing equipment, parts, accessories or adornments; (v) torn, damaged, burned or stained interior; (vi) damage that makes the vehicle unlawful or unsafe to drive; (vii) damage due to installation or removal or non-manufacturer, after-market or replacement parts; (viii) damage, including damage to the engine, due to failure to maintain the vehicle in accordance with stated policies; and (ix) tires other than those with at least 1/8” tread remaining at the shallowest point, all the same grade, quantity and quality as those delivered with the Leased Vehicle.

Each of these above stated items is inspected during the vehicle inspection process as described under “—End of Lease Term; Vehicle Disposition.”

If applicable charges are billed to the user-lessee through the maturity billing process and not paid in a timely manner to BMW FS, collection activities are pursued through the BMW FS’ Recovery Department.

Remarketing

BMW FS handles all remarketing activities of Leased Vehicles, including, but not limited to customer service, collections, accounting, end of term process and titling.  This department is managed from BMW FS’ Regional Service Center in Hilliard, Ohio, and Field Remarketing Managers are located at various auction sites throughout the United States.  All remarketing operations are handled electronically.

End of Lease Term; Vehicle Disposition

BMW FS’ Vehicle Sales Department handles vehicle sales for BMW FS, including those related to lease terminations, repossessions, company cars and maturity billing.

At 180 days prior to the expiration of a lease contract, BMW FS, through BMW NA, contacts each user-lessee through direct mail and provides each user-lessee a product brochure reviewing all new models and emails each user-lessee, inviting such user-lessee to a specially designed website which promotes the new product line.  If the user-lessee indicates an intention to purchase the Leased Vehicle, the user-lessee is provided with the necessary documents to complete the purchase.

At 90 days prior to the expiration of a lease contract, BMW FS contacts each user-lessee through direct mail, providing each such user-lessee with (i) an explanation of the end-of-lease options and the end-of-lease process, (ii) a brochure which provides in-depth information regarding the vehicle turn-in process, the inspection process, BMW FS’ excess wear and tear guidelines and vehicle inspection guidelines and (iii) the end-of-lease term inspection form.  An email is also sent to each user-lessee, inviting such user-lessee to a specially designed website addressing the end of term process.

At 60 days prior to the expiration of a lease contract, BMW FS’ Lease End department begins placing calls to the related user-lessee to: (i) obtain the user-lessee’s end of term intentions and document the current mileage on the Leased Vehicle; (ii) determine the date the user-lessee plans to return the Leased Vehicle and the retailer to which the Leased Vehicle will be returned; (iii) assist and educate the user-lessee regarding the end of lease process; (iv) advise the user-lessee of the inspection process, including the option to repair the Leased Vehicle after the inspection; (v) advise the user-lessee to schedule an appointment with the retailer for the return of the Leased Vehicle; (vi) answer questions and resolve issues with the user-lessee regarding the end of lease maturity billing statement; and (vii) advise the user-lessee to sign and retain a copy of the federal odometer statement completed at the retailer upon return of the Leased Vehicle.

Until a turn in decision is obtained from the user-lessee, follow up calls are placed to the user-lessee at 45, 30, and 15 days prior to lease termination.  Occasionally, BMW FS will extend a lease contract up to a maximum of six months. BMW FS only does so if the user-lessee has ordered another BMW vehicle that has not yet been delivered.  If the user-lessee has decided to purchase the Leased Vehicle, such user-lessee may do so at the stated residual value of the Leased Vehicle.

If the user-lessee has decided not to purchase or re-lease the Leased Vehicle, the related Center has the option to purchase such Leased Vehicle for its pre-owned inventory.  Most Centers participate in the “Full Circle Retail Program”, which is an annual contract that each Center has the option to sign.  If a Center elects to participate in the Full Circle Retail Program, such Center is obligated to keep and retail a majority of the vehicles for which such Center originated the lease and to purchase the related vehicles at the lower of current market value or stated residual value.  If a Center elects to join this program, BMW FS and BMW NA help such Center with many tactical retail assistance tools.  If a Center elects not to purchase the related vehicle, BMW FS has established standardized pickup procedures to retrieve the vehicle from the Center as quickly as possible. The vehicle is then delivered to a regional auction site for remarketing/sale.

Once a Leased Vehicle arrives at the regional auction site, a vehicle condition report is completed and the vehicle is prepped for sale.  BMW FS uses numerous auctions throughout the United States and monitors sale percentages, operational efficiencies and sale values.  The regional auctions currently used by BMW FS are “open” auctions, which means that any licensed dealer (not limited to Centers) may participate. A BMW FS representative is present at the auction and is responsible for handling BMW FS’ decisions at the auction, including approval of repairs on the vehicle and acceptance of auction bids.  While a majority of vehicles are sold in the physical auction lane, a Field Remarketing Manager may choose to place a vehicle for sale via auction internet sales systems, such as Manheim OVE or Adesa Dealerblock.  BMW FS communicates daily with each auction location via data feeds.  Upon completion of a sale, sale results are transmitted electronically in accordance with BMW FS’ policies and procedures.

The Certified Pre-Owned BMW Vehicle Program (“CPO”) was established by BMW NA in 1996 to create customer and Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles. To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA. For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the New Vehicle Warranty. Each CPO vehicle also is covered by the BMW Roadside Assistance Program which is identical to that offered on new vehicles. CPO is actively marketed by BMW NA through a separate sales force and is advertised using both broadcast and print media.

Occasionally, BMW FS offers to user-lessees, whose lease contracts are nearing expiration, incentives to lease new vehicles (“New Lease Incentives”). These incentives may include forgiveness of one or more monthly payments otherwise payable under the related lease contracts. In the event that a lease contract subject to such forgiveness is a Specified Lease, BMW FS has agreed in the Servicing Agreement to pay to the related Issuing Entity the Monthly Payments so forgiven.  New Lease Incentives may increase the turn-in rates for the related vehicles, including Specified Vehicles, and increase the exposure of securityholders to the risks associated with the market valuation of pre-owned vehicles.

Extensions and Pull-Ahead Program

On occasion, BMW FS may extend the term of a Lease if the user-lessee requests such extension and is not in default on any of its obligations under the Lease and if the user-lessee agrees to continue to make monthly payments. User-lessees at the end of a Lease who intend to lease or purchase another BMW, MINI or Rolls-Royce motor vehicle, but cannot do so at lease maturity due to awaiting delivery of a new vehicle, may qualify for a lease term extension of up to six months.

BMW FS, as servicer, may also permit a user-lessee to terminate a lease prior to its maturity in order to allow that user-lessee, among other things, (1) to enter into a new lease contract for a different BMW, MINI or Rolls-Royce motor vehicle, (2) to purchase a different BMW, MINI or Rolls-Royce motor vehicle or (3) to finance a different BMW, MINI or Rolls-Royce motor vehicle. However, an early termination with respect to any lease allocated to the related SUBI will not be permitted unless all pull-ahead amounts due and payable by the user-lessee under that lease on or before the date of the user-lessee’s election to terminate the lease have been paid by or on behalf of the user-lessee and are deposited in the collection account within the time period required for the servicer to deposit collections into the collection account. Following this early termination, the servicer will charge the user-lessee any applicable excess wear and use charges and excess mileage charges in accordance with its customary servicing practices with respect to leases that are terminated early by the related user-lessee in the absence of a “pull-ahead” or other marketing program.

Determination of Residual Values

The value of the Securities of a series being issued is based on the aggregate Securitization Value of the related Specified Leases and the related Specified Vehicles.  The term “Securitization Value” will have the meaning set forth in the applicable prospectus supplement.  The residual values (“Residual Value”) of the related Specified Vehicles will be calculated by the servicer using Automotive Lease Guide (“ALG”) residual values.  The calculation of such Residual Values and the Securitization Value will be more fully described in the applicable prospectus supplement.

The residual value set forth in a Specified Lease (the “Contract Residual Value”) may be higher than the residual value determined pursuant to the above methods (the “ALG Residual Value”). The Securitization Values have been and will be calculated by the servicer based upon ALG Residual Values. As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in a securitization transaction. However, the Purchase Option Prices (which if paid are part of collections available to the related Issuing Entity) for the Specified Vehicles at the Maturity Dates of the related Specified Leases will be the Contract Residual Values.

All of the Leases and Leased Vehicles assigned to any SUBI have been originated under the residual value policies described above.  Notwithstanding the foregoing, no assurance can be given as to BMW FS’ future experience with respect to the return rates of BMW, MINI and Rolls-Royce motor vehicles relating to Leases originated under these policies. If the residual values of the Specified Vehicles relating to an Issuing Entity, as originally determined by BMW FS are substantially higher than the sales proceeds actually realized upon the sale of such Specified Vehicles, you may suffer losses on your investment. See “Risk Factors – Used car market factors may increase the risk of loss for all investors.” For more information regarding BMW FS’ procedures for realizing the residual value of Leased Vehicles, see “– End of Lease Term; Vehicle Disposition” above.

For each Issuing Entity, the aggregate Residual Value of the related Specified Vehicles will not exceed 65% of the aggregate Securitization Value of the related Specified Leases and Specified Vehicles assigned to the SUBI related to such Issuing Entity.

Use of Proceeds

Each Issuing Entity will use the net proceeds from the sale of the Securities of a given series to acquire the related SUBI Certificate from the Depositor and to fund any related Reserve Fund or other accounts of such Issuing Entity.  Unless specified in the related prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the related Specified Leases and Specified Vehicles that will be payable from offering proceeds nor are there any such material expenses that would be paid by a transaction party.  If any such expenses are payable to the sponsor, servicer, Depositor, Issuing Entity, originator, underwriter or any of their respective affiliates, the related prospectus supplement will disclose the type and amount of such expenses, if any, and the party or parties to whom they are paid.

Where You Can Find More Information About Your Securities

The Issuing Entity—The Trustees will provide to securityholders (which shall be Cede & Co. (“Cede”) as the nominee of The Depository Trust Company (“DTC”), unless Definitive Securities are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the related Specified Leases and Specified Vehicles and other specified matters. We refer you to “Description of the Transaction Documents—Statements to Securityholders” and “—Evidence as to Compliance” in this prospectus.  Unless definitive securities are issued under the limited circumstances described in this prospectus, the sole holder of record shall be Cede, as the nominee of DTC.   Copies of these reports may be obtained at no charge at the offices or the website specified in the applicable prospectus supplement.

The Depositor—BMW Auto Leasing LLC, as Depositor, has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) of which this prospectus forms a part.  The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) SEC-0330.  You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR filed under registration number 333-166296, and all reports filed with respect to each Issuing Entity under that number plus the applicable serial tag number.   Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above or the specific number of the related Issuing Entity described below.

The Depositor on behalf of the Issuing Entity of the related series will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Act.

The Depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.  Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each Issuing Entity formed by the Depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series.  Reports filed with respect to an Issuing Entity with the SEC after the final prospectus supplement is filed will be available under that Issuing Entity’s specific number, which will be a series number assigned to the file number of the Depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in “Description of the Transaction Documents—Statements to Securityholders” in this prospectus.  For the time period that each Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of each Issuing Entity, will file the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on a website as indicated in the related prospectus supplement, as soon as reasonably practicable after such reports are filed with the SEC.

      Static Pool Data—Static pool data with respect to the delinquency, cumulative loss and prepayment data for each Issuing Entity or the static pool performance of all Leases originated by either Centers or BMW FS and included in BMW FS’ managed Lease portfolio by vintage origination year will be attached as an appendix to each prospectus supplement or will be made available through a website.  If static pool data is available through a website, the prospectus supplement related to each series will contain the website address to obtain this information.  Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools or vintage pools of the sponsor that do not include the currently offered pool, information regarding prior securitized pools or vintage pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Copies of the static pool data presented on a website and deemed part of this prospectus may be obtained upon written request by the securityholders of the related series at the address specified in the related prospectus supplement.  Copies of information related to the period prior to January 1, 2006 may also be obtained upon written request.

Weighted Average Lives of the Securities

           Information regarding maturity and prepayment considerations with respect to each series of Notes will be set forth under “Weighted Average Lives of the Notes” in the applicable prospectus supplement and “Risk Factors — You may experience reduced returns on your investments resulting from prepayments on the leases, events of default, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this prospectus. The rate of payment of principal and yield to maturity of each class of Notes will be directly related to the rate at which payments on or in respect of the related Specified Leases and the Specified Vehicles are made (including scheduled payments on and prepayments and liquidations of the Specified Leases) and losses on those Specified Leases and Specified Vehicles, which cannot be predicted with certainty.

A prepayment of a Specified Lease in full may be in the form of:

•	payments resulting from a voluntary early termination of the Specified Lease;

•	Sales Proceeds, Termination Proceeds or Recovery Proceeds following a default by or bankruptcy of the related user-lessee; or

•	Reallocation Payments and other repurchases made by the servicer.

The rate of prepayments on the related Specified Leases may be influenced by a variety of economic, social and other factors, including competing automobile lessors and the conditions in the used automobile market.

BMW FS is not aware of any publicly available industry statistics setting forth termination rates for automobile leases similar to the Specified Leases. Neither BMW FS nor the Issuing Entity can assure that prepayments on the Specified Leases will conform to any historical experience, nor can they predict the actual prepayment rates that may be experienced on the Specified Leases. See “Delinquencies, Repossessions and Loss Information” in the related prospectus supplement.

The effective yield on, and average lives of, a series of Notes will depend on, among other things, the amount of scheduled payments on or in respect of the related Specified Leases and related the Specified Vehicles and the rate at which such payments are made to such noteholders. The timing of changes in the rate of payments in respect of the Specified Vehicles also may affect significantly an investor’s actual yield to maturity and the average lives of a series of Notes. A substantial increase in the rate of payments on or in respect of the related Specified Leases and related Specified Vehicles (including liquidations of the related Specified Leases) may shorten the final maturities of, and may significantly affect the yields on, the related series of Notes.

An investor’s expected yield will be affected by:

o	the price paid for the Notes of a series,

o	the rate of prepayments of the related Specified Leases, and

o	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if prepayments on the related Specified Leases are slower than anticipated, an investor’s yield may be lower if interest rates are higher than anticipated and higher if interest rates are lower than anticipated. Conversely, if prepayments on the related Specified Leases are faster than anticipated, an investor’s yield may be higher if interest rates are higher than anticipated and lower if interest rates are lower than anticipated.

In addition, if not previously paid prior to such time, the Notes of a series will be prepaid in full if the servicer has an option to purchase the related SUBI Certificate and other assets of the related Issuing Entity and exercises that option. See “Description of the Transaction Documents — Termination” in this prospectus and “Description of the Transaction Documents—Optional Purchase” in the applicable prospectus supplement.

Note Factors, Certificate Factor and Trading Information

The “Note Factor” for each class of Notes of a series will be a two-digit decimal that the servicer will compute for each payment date, which will represent the remaining outstanding principal amount of that class of Notes as of that payment date, after giving effect to payments made on the payment date, expressed as a fraction of the initial outstanding principal amount of that class of Notes. Unless otherwise specified in the applicable prospectus supplement, the Note Factor for each class of Notes of a series will initially be 1.00, and will thereafter decline to reflect reductions in the unpaid principal amount of that class of Notes. A noteholder’s portion of the principal amount of a particular class of Notes will be the product of (a) the original denomination of that class of Notes and (b) the applicable Note Factor.

The “Certificate Factor” for the Certificates of a series will be a seven-digit decimal that the servicer will compute for each payment date, which will represent the remaining outstanding principal amount of the Certificates as of that payment date, after giving effect to payments made on the payment date, expressed as a fraction of the initial outstanding principal amount of the Certificates. The Certificate Factor will initially be 1.0000000, and will thereafter decline to reflect reductions on the Certificate Balance.

The securityholders will receive monthly reports concerning payments received on the related Specified Leases and Specified Vehicles, each Certificate Factor and Note Factor, as applicable, and various other items of information.

The Notes

 General

           Each Issuing Entity will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an indenture (the “Indenture”).  A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Each class of Notes of a series will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below.  Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only.  The Depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement.  Accordingly, that nominee is expected to be the sole holder of record of the Notes of each class of a series.  No noteholder will be entitled to receive a physical certificate representing a note until definitive securities are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement.  All references in this prospectus and in the applicable prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to noteholders in accordance with DTC’s procedures.  We refer you to “Additional Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, the interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series.  The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series.  Payments of interest on a class of Notes will generally be made prior to payments of principal on that class. A series may include one or more classes of Notes entitled to either principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments (which we refer to in this prospectus as the “Strip Notes”).  Each class of Notes of a series may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing.  The applicable prospectus supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate.  We refer you to “Additional Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities” in this prospectus. One or more classes of Notes of a series may be redeemable in whole or in part as a result of the servicer exercising its option to purchase the assets of the related Issuing Entity or other early termination of the related Issuing Entity.  Except in connection with the servicer exercising the option described in the preceding sentence, no Notes of a series will be redeemable by the related Issuing Entity and under no circumstances will the Notes be redeemable by the related noteholder.

One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement.  Noteholders of those Notes would be entitled to receive as payments of principal on any given payment date the amounts set forth on that schedule with respect to those Notes.

One or more classes of Notes of a given Issuing Entity may have targeted scheduled payment dates, in the manner and to the extent set forth in the applicable prospectus supplement. Such Notes will be paid in full on their respective targeted scheduled payment dates to the extent the related Issuing Entity is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the applicable prospectus supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the applicable prospectus supplement.

To the extent provided in the related prospectus supplement, payments of interest to noteholders of two or more classes of Notes within a series may have the same priority.  Under some circumstances, on any payment date the amount available for those payments could be less than the amount of interest payable on the Notes.  If this is the case, each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount of interest available for payment on such Notes.  We refer you to “Description of the Transaction Documents—Credit and Cash Flow Enhancement” in this prospectus.

If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement.  Payments of principal and interest within any class of Notes will be made on a pro rata basis among all the noteholders of that class.

The Indenture

Modification of Indenture.  An Issuing Entity and the indenture trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

1.           change:

•	the due date of any installment of principal of or interest on that Note or reduce the principal amount of that Note;

•	the interest rate for that Note or the redemption price for that Note;

•	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal and interest on the Note; or

•	any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.
reduce the percentage of the aggregate amount of the outstanding Notes of a series of Notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.	modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Issuing Entity, the administrator, the Depositor or an affiliate of any of them;

5.
reduce the percentage of the aggregate outstanding amount of Notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Trust Estate if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

6.
reduce the percentage of the aggregate principal amount of Notes required to amend the sections of the related Indenture that specify the applicable percentages of aggregate principal amount of the Notes of a series necessary to amend the Indenture or other specified agreements; or

7.
permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for that Note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided that each Rating Agency rating the Notes or Certificates of the related series confirms in writing that such supplemental indenture shall not cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing that such supplemental indenture shall cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn.

The Issuing Entity and the indenture trustee may also enter into supplemental indentures, without the consent of the noteholders, and with written notice to each Rating Agency rating the Notes or Certificates of the related series, for any of the following purposes:

1.
to correct or amplify the description of any property at any time subject to the lien of the related Indenture, or better to assure, convey or confirm unto the related indenture trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of the related Indenture;

2.
to evidence the succession, in compliance with the applicable provisions of the related Indenture, of another Person to the related Issuing Entity and the assumption by any such successor of the covenants of such Issuing Entity contained in the related Indenture and in the Notes;

3.	to add to the covenants of an Issuing Entity for the benefit of the related Noteholders or to surrender any right or power under the related Indenture conferred upon the related Issuing Entity;

4.	to convey, transfer, assign, mortgage or pledge any property to or with the related indenture trustee;

5.
to cure any ambiguity, correct or supplement any provision in the related Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in such Indenture or in any supplemental indenture or make any other provisions with respect to matters or questions arising under such Indenture or in any supplemental indenture that shall not be inconsistent with the provisions of the applicable Indenture; provided that such other provisions shall not adversely affect the interests of the related Noteholders, as evidenced by an officer’s certificate of the Issuing Entity;

6.
to evidence and provide for the acceptance of the appointment under an Indenture by a successor trustee with respect to the Notes or to add to or change any of the provisions of such Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements set forth therein; or

7.
to modify, eliminate or add to the provisions of an Indenture to such extent as shall be necessary to effect the qualification of such Indenture under the TIA or under any similar federal statute hereafter enacted and to add to such Indenture such other provisions as may be expressly required by the TIA;

An Issuing Entity and the related indenture trustee may execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Indenture or for the purpose of modifying in any manner (other than the modifications set forth above, which require the consent of the holder of each outstanding affected Note) the rights of the Noteholders under such Indenture; provided, that

•	such action will not materially adversely affect the interests of any noteholder, as evidenced by an officer’s certificate of the Issuing Entity;

•
each Rating Agency rating the Notes or Certificates of the related series confirms in writing that such supplemental indenture shall not cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing that such supplemental indenture shall cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn; and

•	an opinion of counsel as to certain tax matters is delivered.

Indenture Defaults; Rights Upon an Indenture Default.   With respect to the Notes of a given series, events of defaults under the related Indenture (each, an “Indenture Default”) will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the Notes of a series specified in the related prospectus supplement when the same becomes due and payable;

•
a default in the payment of principal of a class of Notes of a series on the related final scheduled payment date as specified in the related prospectus supplement or on a payment date fixed for redemption of the Notes;

•
a default in the observance or performance in any material respect of any covenant or agreement, or any representation or warranty made in the Indenture or in any certificate or writing delivered under the Indenture proves to have been incorrect in any material respect at the time made, and the continuation of that default for a period of 30 days after written notice thereof is given to that Issuing Entity by the indenture trustee or to that Issuing Entity and the indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Notes of that series; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of that Issuing Entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 45 days, under the second bullet point above for a period of 60 days or under the third bullet point above for a period of 120 days, will not constitute an Indenture Default if that failure or delay was caused by a force majeure or other similar occurrence.

Noteholders holding at least a majority of the aggregate principal amount of the Notes of a series may waive any past default or Indenture Default as it relates to that series prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the noteholders.

If an Indenture Default occurs and is continuing, the indenture trustee, at the direction of the holders of a majority of the aggregate principal amount of the Notes of a series, may declare the principal of the Notes of such series to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the aggregate principal amount of the Notes of such series before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

•
the related Issuing Entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the Notes of that series as if the Indenture Default giving rise to that declaration had not occurred and (2) all amounts advanced by the indenture trustee and its costs and expenses, and

•	all Indenture Defaults (other than the nonpayment of principal of the Notes of that series that has become due solely due to that acceleration) have been cured or waived.

If the Notes of a series have been declared due and payable following an Indenture Default, the related indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the related Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration. A indenture trustee may not, however, sell the related Trust Estate following an Indenture Default (other than the occurrence of an Indenture Default described in the first two bullet points in the definition thereof) unless:

•	100% of the noteholders of the related series consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Securities of that series, or

•
the indenture trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all required payments of principal and interest on the Notes when due and payable and the indenture trustee obtains the consent of holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes of that series.

An indenture trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Estate to pay interest on and principal of the Notes of a series on an ongoing basis. Any sale of the Trust Estate of an Issuing Entity is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Vehicle Trust or an interest therein or a portion thereof to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

In the event of a sale of a Trust Estate following the occurrence of an Indenture Default under the circumstances described in the prior paragraph, at the direction of the related indenture trustee, the proceeds of such sale, including any available monies on deposit in any Reserve Fund, will be distributed as described in the applicable prospectus supplement.

Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Indenture Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of at least a majority of the aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee.

No noteholder will have the right to institute any proceeding with respect to the Indenture unless:

•	that noteholder previously has given the indenture trustee written notice of a continuing Indenture Default,

•
noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes, voting together as a single class, have made written request of the indenture trustee to institute that proceeding in its own name as indenture trustee under the Indenture,

•	the noteholder has offered the indenture trustee indemnity satisfactory to it,

•	the indenture trustee has for 60 days failed to institute that proceeding, and

•
no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by noteholders holding a majority of the aggregate principal amount of the outstanding Notes.

In addition, each indenture trustee and the related noteholders, by accepting the related Notes, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the related transaction documents have been paid in full, institute against the applicable Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Any Notes owned by the Depositor, the servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transaction Documents, except that such Notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of noteholders of a series have given any request, demand, authorization, direction, notice, consent or other action under the related Indenture.

With respect to any Issuing Entity, neither the related indenture trustee nor the related owner trustee in their respective individual capacities, nor any holder of a Certificate of a series, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes of the related series or for the agreements of that Issuing Entity contained in the applicable Indenture.

Particular Covenants.  Each Indenture will provide that the related indenture trustee may not consolidate with or merge into any other entity, or convey or transfer any of its assets, including those included in the assets of the Issuing Entity, unless, among other things,

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state and meets certain requirements set forth in the related Indenture; and

2.	the indenture trustee provides each Rating Agency rating the Securities of the related series with written notice of any such merger or consolidation within 30 days of such consolidation or merger.

Each Issuing Entity will not, so long as any Notes are outstanding, among other things,

•
except as expressly permitted by the applicable Indenture, the applicable Transaction Documents or other specified documents with respect to that Issuing Entity, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity unless directed to do so by the indenture trustee;

•
claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	except as expressly permitted by the Transaction Documents, dissolve or liquidate in whole or in part;

•
permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted by the Indenture;

•
permit any lien or other encumbrance (other than the lien of the related Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, or any interest in the assets of the Issuing Entity or the proceeds of those assets; or

•	assume, incur or guarantee any indebtedness other than the related Notes or as expressly permitted by the related Indenture or the Transaction Documents.

The Issuing Entity may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the related SUBI Certificate as contemplated by the Indenture and the other Transaction Documents.

Replacement of the Indenture Trustee.  An indenture trustee may resign at any time by so notifying the related Issuing Entity, the servicer and each Rating Agency rating the Notes or Certificates of the related series. An Issuing Entity may remove the related indenture trustee if the indenture trustee:

•	ceases to be eligible to continue as the indenture trustee,

•	is adjudged to be bankrupt or insolvent, or

•	otherwise becomes incapable of acting.

Following that removal, the Issuing Entity of a series may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of “A” or better by each Rating Agency rating the Notes or Certificates of the related series or be otherwise acceptable to each Rating Agency rating the Notes or Certificates of the related series. Each Rating Agency rating the Notes or Certificates of the related series must confirm or not confirm in writing, as applicable, that the appointment of the successor indenture trustee would not cause the then-current rating on any class of related Notes or Certificates to be qualified, reduced or withdrawn.

Upon the resignation or removal of an indenture trustee, the applicable Issuing Entity will be required promptly to appoint a successor indenture trustee.

Annual Compliance Statement.  The Issuing Entity will be required to file an annual written statement with the indenture trustee certifying the fulfillment of its obligations under the Indenture.

Reports and Documents by Indenture Trustee to Noteholders.  If required by the TIA, the indenture trustee for each series of Notes will mail to the related noteholders of record a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the related Indenture, the outstanding principal amount, the Note Rate and the note final scheduled payment date in respect of each class of Notes, the indebtedness owing by the Issuing Entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by the indenture trustee that materially affects the Notes of the related series and that has not been previously reported.

The indenture trustee for each series of Notes will also deliver, at the expense of the related Issuing Entity, to each noteholder of that series such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.

The indenture trustee for each series of Notes will be required to furnish to any related noteholder promptly upon receipt of a written request by such noteholder (at the expense of the requesting noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the indenture trustee under the Transaction Documents.

           If required by TIA Section 313(a), beginning in the year stated in the applicable prospectus supplement, the indenture trustee for each series of Notes will be required to mail to each noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Under the Servicing Agreement, each Issuing Entity will cause the servicer to deliver to the indenture trustee, the owner trustee and each paying agent, if any, on or prior to the related payment date, a report describing distributions to be made to the noteholders for the related collection period and accrual period. The form of such report will be described in the applicable prospectus supplement. The indenture trustee will make such reports available to the noteholders pursuant to the terms of the Indenture.

Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the indenture trustee for cancellation of all of the Notes or, with some limitations (including receipt of certain opinions with respect to tax matters) upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes, including interest, and any fees, expenses and indemnities due and payable to the owner trustee or the indenture trustee.

The Certificates

General

           Each Issuing Entity will issue one or more classes of Certificates pursuant to the terms of a Trust Agreement.  A form of the Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.   The Certificates will not be offered pursuant to the applicable prospectus supplement.

It is anticipated that the Certificates will either be initially retained by the Depositor or sold in one or more private placements.  The applicable prospectus supplement will describe the timing and priority of payment on the Certificates as such payments relate to the Notes of the related series.

Payments of Principal and Interest

The timing and priority of payments, seniority, allocations of losses, the pass-through rate and interest rate and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the applicable prospectus supplement.  Payments of interest on those Certificates will be made on the related payment dates.  Payments of interest in respect of the Certificates of a given series shall be subordinate to payments of interest in respect of the Notes of that series as more fully described in the applicable prospectus supplement.  Payments of principal in respect of the Certificates of a given series shall be subordinate to payments of interest and principal in respect of the Notes of that series as more fully described in the applicable prospectus supplement.

The rights of holders of any class of Certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of Certificates of that series as more fully described in the applicable prospectus supplement.  Payments in respect of principal of and interest on any class of Certificates will be made on a pro rata basis among all the Certificateholders of that class.

Additional Information Regarding the Securities

 Fixed Rate Securities

Any class of Securities (other than some classes of Strip Notes) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement.  A class of “Fixed Rate Securities” will be a security that bears interest at the applicable per annum interest rate specified in the applicable prospectus supplement.  Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement.  We refer you to “The Notes—Principal and Interest on the Notes” in this prospectus.

Floating Rate Securities

Interest Rate Basis.  A class of “Floating Rate Securities” will be a security that bears interest during each applicable accrual period at a rate per annum (referred to in this prospectus as the “Base Rate”), which will be on an index, which shall be one or more of the following: (a) LIBOR (“LIBOR Securities”), (b) the Commercial Paper Rate (“Commercial Paper Rate Securities”), (c) the Treasury Rate (“Treasury Rate Securities”), (d) the Federal Funds Rate (“Federal Funds Rate Securities”), (e) the CD Rate (“CD Rate Securities”) or (f) the Prime Rate (“Prime Rate Securities”).  In addition, a Floating Rate Security may bear interest at a rate determined by reference to the lowest of two or more Base Rates.  The Base Rate for any Floating Rate Security will in turn be determined, if applicable, by reference to the Index Maturity specified in the applicable prospectus supplement.  The interest rate on each Floating Rate Security will be calculated by reference to such Base Rate, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement.

Interest Reset Dates.  Each applicable prospectus supplement will specify the date on which the Interest Rates will be reset (the “Interest Reset Date”) and the specified period, whether daily, weekly, monthly, quarterly, semiannually or annually during which the Interest Rate will be reset (the “Interest Reset Period”) for each class of Floating Rate Securities.  Unless otherwise specified in the applicable prospectus supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset:

(1)	daily, each business day;

(2)	weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week except as described below);

(3)	monthly, the third Wednesday of each month;

(4)	quarterly, the third Wednesday of March, June, September and December of each year,

(5)	semiannually, the third Wednesday of the two months specified in the applicable prospectus supplement; or

(6)	annually, the third Wednesday of the month specified in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a business day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a business day, except that in the case of a floating Rate Security as to which LIBOR is an applicable Base Rate, if that business day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding business day.  In addition, in the case of a floating Rate Security for which the Treasury Rate is an applicable interest rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding business day.

The “Interest Determination Date” means the date on which the applicable interest rate for one or more classes of Floating Rate Securities will be determined for the next succeeding accrual period.  The Interest Determination Dates will be as follows:

•
The Interest Determination Date for the CD Rate, the Commercial Paper Rate and the Federal Funds Rate will be the second Business Day preceding each Interest Reset Date for the related Floating Rate Security;

•	The Interest Determination Date for LIBOR will be the second London Banking Day preceding each Interest Reset Date;

•
The Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned.  Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following that auction.

Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each date will be:

•	if the date is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding that Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Payments.  The interest payment dates will be specified in the applicable prospectus supplement.  Unless otherwise specified in the related prospectus supplement, if any payment date for a Floating Rate Security (other than the final payment date) would otherwise be a day that is not a business day, that payment date will be the next succeeding day that is a business day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if the business day falls in the next succeeding calendar month, the applicable payment date will be the immediately preceding business day.  If the final payment date of a Floating Rate Security falls on a day that is not a business day, the payment of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on that payment shall accrue for the period from and after that scheduled payment date.

Floating Rate Securities may accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case as specified in the applicable prospectus supplement.  For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each accrual period will be calculated by multiplying:

(1)	the face amount of the Floating Rate Security;

(2)	the applicable interest rate; and

(3)
the actual number of days in the related accrual period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related accrual period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that accrual period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that accrual period falling in a non-leap year divided by 365).

For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that accrual period.  With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any payment date, including the related final payment date, falls on a day that is not a business day, the related payment of principal or interest will be made on the next succeeding business day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that payment date.

Maximum and Minimum interest rates.  As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):

•
a maximum limitation, or ceiling, on the rate at which interest may accrue during any accrual period, which may be an available funds cap rate (referred to in this prospectus as the Maximum interest rate); and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any accrual period (referred to in this prospectus as the Minimum interest rate).

In addition to any Maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Calculation Agent.  If so disclosed in the related prospectus supplement, an Issuing Entity with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Securities.  The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related owner trustee or indenture trustee with respect to that series.  All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class.  All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

CD Rate Securities.  Each CD Rate Security will bear interest at the rates calculated with reference to the CD Rate and the number of basis points to be added to or subtracted from the related Base Rate applicable to the applicable Floating Rate Securities (the “Spread”) or the percentage of the related Base Rate applicable to one or more classes of Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities (the “Spread Multiplier”), if any, specified in that CD Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, CD Rate will mean, with respect to any Interest Determination Date relating to a CD Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the CD Rate,

(1)
the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (secondary market),” or

(2)
if the rate referred to in clause (1) above is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “CDs (secondary market).”

(3)
if the rate referred to in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated (the “Index Maturity” designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

(4)
if the dealers selected by the Calculation Agent are not quoting as set forth in clause (3) above, the CD Rate on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

Commercial Paper Rate Securities.  Each Commercial Paper Rate Security will bear interest at the rates calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Commercial Paper Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, Commercial Paper Rate will mean, with respect to any Interest Determination Date relating to a Commercial Paper Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Commercial Paper Rate,

(1)
the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption "Commercial Paper–Nonfinancial," or

(2)
if the rate referred to in clause (1) above is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Commercial Paper—Nonfinancial.”

(3)
if by 3:00 P.M.  New York City time, on the related Calculation Date, the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is “Aa” or the equivalent, by a nationally recognized securities rating organization.

(4)
If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =     D x 360        x 100
                        360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the accrual period for which interest is being calculated (from and including the last preceding Interest Payment Date for which interest on the relevant Floating Rate Security has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following Interest Payment Date for such Note).

Federal Funds Rate Securities.  Each Federal Funds Rate Security will bear interest at the rates calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Federal Funds Rate Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, “Federal Funds Rate” means, with respect to any Interest Determination Date relating to  Federal Funds Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Federal Funds Rate,

(1)
the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Reuters Telerate LLC or any successor service on page 120 or any other page as may replace the applicable page on the service (“Telerate Page 120”).

(2)
if the rate referred to in clause (1) above does not appear on Telerate Page 120 or is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Federal Funds (Effective).”

(3)
if the Federal Funds Rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

(4)
If brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

LIBOR Securities.  Each LIBOR Security will bear interest at the rates calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that LIBOR Security and in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, “LIBOR” means:

1.
If “LIBOR Telerate” is specified in the applicable prospectus supplement, or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated (the “Index Currency”) having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

2.
If “LIBOR Reuters” is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence).  If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

The following procedures will be followed if LIBOR cannot be determined as described above:

(1)
With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable prospectus supplement, commencing on the second London Banking Day immediately following the applicable  Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time.  If at least two quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of those quotations.

(2)
If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable prospectus supplement), in the applicable Principal Financial Center, on the applicable Interest Determination Date, by three major banks, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

(3)
If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Designated LIBOR Page” means either:

•
if “LIBOR Telerate” is designated in the applicable prospectus supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Reuters Telerate LLC or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

•
if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency.

Treasury Rate Securities.  Each Treasury Rate Security will bear interest calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, it any, specified in the Treasury Rate Security and in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, “Treasury Rate” will mean, with respect to any Interest Determination Date relating to a Treasury Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Treasury Rate,

(1)
the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable prospectus supplement, under the heading “INVESTMENT RATE” on the display on Reuters Telerate LLC, or any successor service on page 56 or any other page as may replace page 56 of that service (“Telerate Page 56”) or page 57 or any other page as may replace page 57 of that service (“Telerate Page 57”).

(2)
If the rate described in clause (1) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(3)
If the rate described in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(4)
If the rate described in clause (3) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury, Bills having the Index Maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)
If the rate described in clause (4) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(6)
If the rate described in clause (5) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate for the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement.

(7)
If the dealers selected by the Calculation Agent are not quoting as described in clause (6) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =      D x N        x 100
                      360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Prime Rate:  Unless otherwise indicated in the applicable prospectus supplement, “Prime Rate” will mean, with respect to any Interest Determination Date relating to a Prime Rate Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Prime Rate,

(1)	the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan," or

(2)
if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York business day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or

(3)
if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York business day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)
if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related Calculation Date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement), or

(5)
if the banks selected by the calculation agent (as specified in the applicable prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on the next preceding Prime Rate Interest Determination Date for which the Prime Rate may be determined as provided above.

Reuters Screen US PRIME 1 Page means the display on the Reuters Money 3000 Service or any successor service on the "US PRIME 1 Page" or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Any class of Notes (other than some classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days elapsed and a 360-day year, as set forth in the applicable prospectus supplement. See “The Notes — Principal and Interest on the Notes” and “The Certificates — Payments of Principal and Interest” in this prospectus.

Revolving Period

The applicable prospectus supplement for an Issuing Entity may provide that all or a portion of the amounts that represent principal collections on the related Specified Leases that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase a beneficial interest in additional Leases and the related Leased Vehicles during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to securityholders during that period.  The revolving period will be no longer than three years.  The related prospectus supplement will specify the percentage of the aggregate Securitization Value represented by the revolving period and the maximum amount of additional SUBIs that may be acquired during the revolving period, in each case, to the extent determinable.  These Securities would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid.  Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the Securities upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

Prefunding Period

The applicable prospectus supplement for an Issuing Entity may provide on the closing date a portion of the proceeds specified in the related prospectus supplement received from the sale of the applicable Notes and/or Certificates will be deposited into a segregated prefunding account.  The related prospectus supplement also will specify the percentage of the aggregate Securitization Value represented by the prefunded amount.  Following the closing date, and continuing until the date specified in the related prospectus supplement, commonly referred to as a prefunding period, the Issuing Entity will have the ability to purchase beneficial interests in additional Leases and Leased Vehicles to the extent there are sufficient funds on deposit in the related prefunding account.  The prefunding period will be no longer than one year.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Securities.  Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of Securities specified in the related prospectus supplement upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or Depositor to add assets and the requirements for assets that may be added to the pool.

Derivative Arrangements

The Issuing Entity may also include a derivative arrangement for the payment of interest on the Notes of a series or any class of Notes.  A derivative arrangement may include an interest rate cap or floor agreement or an interest rate or currency swap agreement.  The type of derivative arrangement, if any, for a series of Notes or class of Notes, as well as a description of the provider of such derivative arrangement, will be described in the applicable prospectus supplement.

Like-Kind Exchange Program

BMW FS has implemented a Like-Kind Exchange Program (the “LKE Program”) for its lease portfolio. Previously, BMW FS recognized a taxable gain on the resale of most vehicles returned to the Vehicle Trust upon lease termination. The LKE Program is designed to permit BMW FS to defer recognition of taxable gain by exchanging Matured Vehicles, Defaulted Vehicles and Specified Vehicles related to an Early Termination Lease for new vehicles (the “replacement vehicles”):

•
The LKE Program requires the proceeds from the sale of a Matured Vehicle, a Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to BMW FS, as servicer.

•
In order to enable BMW FS to take advantage of the tax deferral, the Matured Vehicle, Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease, as applicable, will be reallocated from the related SUBI to the UTI at the same time and in exchange for the same dollar amount that such Matured Vehicle, Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease, is sold.

•	The qualified intermediary will use the proceeds of the sale, together with additional funds, if necessary, to purchase replacement vehicles.

•	The replacement vehicles will then be transferred to the Vehicle Trust and become part of the UTI.

•
The Vehicle Trust is then deemed to have exchanged Matured Vehicles, Defaulted Vehicles, or Specified Vehicles related to Early Termination Leases, as applicable, for the replacement vehicles and BMW FS is not required to recognize any taxable gain.

•
The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary. Consequently, the indenture trustee for a series of securities will waive any security interest in any amounts held by the qualified intermediary.

Because the servicer will deposit amounts equal to the Sales Proceeds of the Leased Vehicles subject to the LKE Program at the required time into the related SUBI Collection Account, the LKE Program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by an Issuing Entity from the disposition of related Leased Vehicles. However, in the event of a bankruptcy of the servicer, an indenture trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, related investors could incur losses.

Book-Entry Registration

Each class of Notes offered by this prospectus and the related prospectus supplement will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as “Clearstream, Luxembourg” or the Euroclear System (in Europe or Asia), which is referred to in this prospectus as “Euroclear” directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No securityholder will be entitled to receive a certificate representing that person’s interest in the Securities, except as set forth below.  Unless and until Securities of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders, certificateholders or securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders, certificateholders or securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to securityholders in accordance with DTC procedures.  Therefore, it is anticipated that the only noteholder, certificateholder or securityholder will be Cede, as nominee of DTC.  Securityholders will not be recognized by the related indenture trustee as noteholders, certificateholders or securityholders as those terms will be used in the relevant agreements, and securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which are referred to in this prospectus as “Clearstream, Luxembourg Participants” and “Euroclear Participants”, respectively, through customers’ securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the “Depositaries,” which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series.  Indirect access to the DTC system also is available to the “Indirect DTC Participants,” either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.

Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the Securities on DTC’s records.  The ownership interest of each securityholder will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.  Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the securityholder entered into the transaction.  Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of securityholders.

To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC.  The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership.  DTC will have no knowledge of the actual securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the securityholders.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the Securities of a series are held in book-entry form, securityholders will not have access to the list of securityholders of that series, which may impede the ability of securityholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities.  DTC Participants and Indirect DTC Participants with which securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the related indenture trustee (or any paying agent appointed by the indenture trustee), the Depositor or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related indenture trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related securityholders will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or securityholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.

DTC has advised the Depositor that it will take any action permitted to be taken by a securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the securityholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the Securities.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related indenture trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear S.A./N.V.  as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of 27 currencies, including United States dollars.  The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is operated by Euroclear S.A./N.V., which is referred to in this prospectus as the “Euroclear Operator”, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to in this prospectus as the “Cooperative.”  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and supervised by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, generally referred to as the “Terms and Conditions.”  The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to “Material Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among DTC Participants, Clearstream Luxembourg Participants and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Securities

The Certificates of a given series will be issued in fully registered, certificated form.  The Notes of a given series will be issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.
the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Depositor, the administrator or the indenture trustee is unable to locate a qualified successor (and if it is the Depositor or the administrator that has made that determination, the Depositor or that administrator so notifies the applicable indenture trustee in writing);

2.	the administrator, at its option, with the consent of the applicable DTC Participants, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

3.
after the occurrence of an Indenture Default with respect to those Securities, holders representing in the aggregate at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those notes or certificates is no longer in the best interests of the holders of those Securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the applicable indenture trustee will be required to notify all applicable securityholders of a given series through DTC Participants of the availability of definitive securities.  Upon surrender by DTC of the definitive notes representing the corresponding Notes and receipt of instructions for re-registration, the applicable indenture trustee will reissue those Notes as definitive notes to those noteholders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the applicable indenture trustee in accordance with the procedures set forth in the related Indenture directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those Securities in the applicable prospectus supplement.  Those payments will be made by wire transfer or, if the indenture trustee is not provided wire transfer instructions, by check mailed to the address of that holder as it appears on the register maintained by the applicable indenture trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable securityholders.  The applicable indenture trustee will provide notice to the applicable securityholders not less than 15 nor more than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Description of the Transaction Documents

The following summary describes the material terms of each Trust Agreement pursuant to which an Issuing Entity will be created and Certificates will be issued, each SUBI Trust Agreement pursuant to which the Vehicle Trust will issue the related SUBI Certificate, each Servicing Agreement pursuant to which the servicer will agree to service the related Specified Leases and Specified Vehicles and each Administration Agreement pursuant to which BMW FS will undertake specified administrative duties with respect to an Issuing Entity that issues Notes (collectively, the “Transaction Documents”).  Forms of the Transaction Documents have been filed as exhibits to the registration statement of which this prospectus forms a part.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transaction Documents.

Transfer, Assignment and Pledge of the SUBI Certificate

On or prior to the closing date specified with respect to any given Issuing Entity in the applicable prospectus supplement, the UTI Beneficiary will direct the Vehicle Trust to create a SUBI in connection with the Specified Leases and Specified Vehicles related to that Issuing Entity.  Pursuant to the terms of the SUBI Certificate Transfer Agreement, the UTI Beneficiary will sell, transfer and assign its interest in such SUBI to the Depositor. On the related closing date, pursuant to the terms of the Issuer SUBI Certificate Transfer Agreement, the Depositor will transfer and assign the related SUBI Certificate to the Issuing Entity, as described in the applicable prospectus supplement.  The related Issuing Entity will pledge its interest in such SUBI Certificate to the related indenture trustee as security for the Notes of the related series. See “The SUBI—Transfers of the SUBI Certificate” in this prospectus.  The net proceeds received from the sale of the Securities of a given series will be applied, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the Reserve Fund and the Prefunding Account, if any, and to purchase the related SUBI Certificate.

Representations and Warranties

Unless otherwise provided in the related prospectus supplement, the UTI Beneficiary, pursuant to a SUBI Certificate Transfer Agreement, and the Depositor, pursuant to an Issuer SUBI Certificate Transfer Agreement, will represent and warrant, among other things, that:

1.	Immediately prior to the transfer of the related SUBI Certificate, such party was the true and lawful owner of such SUBI Certificate;

2.	Such party had the legal right to transfer the related SUBI Certificate; and

3.	Such party had good and valid title to the related SUBI Certificate.

Upon the discovery by the UTI Beneficiary, the Depositor or the Issuing Entity of a breach of these representation and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Accounts

The SUBI Collection Account. On or prior to the related closing date, the servicer will establish and the related indenture trustee will maintain a trust account in the name of the Vehicle Trust for the benefit of the holders of interests in the SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the “SUBI Collection Account”).  Pending deposit into the related SUBI Collection Account, SUBI collections for a related Issuing Entity may be employed by the servicer at its own risk and for its own benefit and shall not be segregated from its own funds.

Amounts held in any SUBI Collection Account shall be invested by the indenture trustee, at the written direction of the servicer, in Permitted Investments.  On each Deposit Date, all net income or other gain from the investment of funds on deposit in a SUBI Collection Account in respect of the related collection period will be deposited in such SUBI Collection Account.

“Permitted Investments” mean, at any time, any one or more of the following instruments, obligations and securities:

(a)	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)
demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from any two rating agencies in the highest investment category granted thereby;

(c)
repurchase obligations held by the Vehicle Trustee with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(d)
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state so long as at the time of such investment or contractual commitment providing for such investment either the long-term, unsecured debt of such corporation has one of the two highest available ratings from any two rating agencies or commercial paper or other short-term debt rated by any rating agency in one of its two highest rating categories;

(e)
investments of proceeds maintained in sweep accounts, short-term asset management accounts and the like utilized for the commingled investment, on an overnight basis, of residual balances in investment accounts maintained at the Vehicle Trustee or any affiliate thereof; and

(f)
any other money market, common trust fund or obligation, or interest bearing or other security or investment (including those managed or advised by the indenture trustee or any affiliate thereof), (A) rated in the highest rating category by each Rating Agency (if rated by such Rating Agency) or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes of the related Series.  Such investments in this subsection (f) may include money market mutual funds or common trust funds, including any fund for which the indenture trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the indenture trustee or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the indenture trustee or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed for such funds and pursuant to the Indenture may converge at any time.

Permitted Investments are generally limited to investments acceptable to the Rating Agencies rating the Securities as being consistent with the rating of those Securities, including obligations of the servicer and its affiliates, to the extent consistent with that rating.  Except as described in the related prospectus supplement, Permitted Investments are limited to obligations or securities that mature on or before the next payment date for that series.

The Reserve Fund. On or before the related closing date, the Depositor may establish, or may cause the indenture trustee to establish, a trust account in the name of the indenture trustee for the benefit of the securityholders (the “Reserve Fund”). The Reserve Fund will be established to provide additional security for payments on the Notes. On each payment date, amounts on deposit in the Reserve Fund, together with available funds, will be available to make the distributions to the Securityholders in the priorities set forth in the applicable prospectus supplement.  Any Reserve Fund initially will be funded by the Depositor, and the amounts on deposit in the Reserve Fund will be pledged to the Issuing Entity.  All payments, to the extent necessary to cause the amount therein to equal the amount required to be deposited in the Reserve Fund, which amount shall be set forth in the applicable prospectus supplement, will be deposited in the Reserve Fund.  Amounts held in any Reserve Fund shall be invested at the written direction of the servicer in Permitted Investments.  On each Deposit Date, all net income or other gain from the investment of funds on deposit in the Reserve Fund in respect of the related collection period will be deposited in the Reserve Fund.

Any amendment to the manner in which a Reserve Fund, if any, is funded, including the elimination of the Reserve Fund, may be made by amending the related SUBI Trust Agreement with the consent of the related noteholders holding at least a majority of the aggregate principal amount of the related Notes and, to the extent affected thereby, the consent of related Certificateholders holding at least a majority of the aggregate principal amount of the related Certificates.

The Distribution Accounts. On or before the related closing date, (a) the indenture trustee for a series will establish a trust account in the name of that indenture trustee on behalf of the related noteholders, into which amounts released from the related SUBI Collection Account and, when necessary, from the Reserve Fund, if any, for distribution to the noteholders of that series will be deposited and from which all distributions to the noteholders of that series will be made (the “Note Distribution Account”) and (b) the owner trustee for a series will establish (or will cause the related indenture trustee to establish) a trust account in the name of that owner trustee on behalf of the related Certificateholders, into which amounts released from the related SUBI Collection Account and, when necessary, from the Reserve Fund, if any, for distribution to the Certificateholders of that series will be deposited and from which all distributions to the Certificateholders of that series will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution accounts”).  The Distribution accounts shall be under the sole dominion and control of the related indenture trustee.

Servicing Procedures

Under each Servicing Agreement, the servicer will perform on behalf of the Vehicle Trust all of the obligations of BMW FS under the related Specified Leases, including, but not limited to, collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the related Specified Leases, commencing legal proceedings to enforce related Specified Leases and servicing the related Specified Leases, including accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the related Specified Leases and, in a manner consistent with the related Servicing Agreement, will be obligated to service the related Specified Leases generally in accordance with the customary and usual procedures of the servicer in respect of automobile leases serviced by it for its own account. See “BMW FS’ Lease Financing Program” in this prospectus.  The servicer has discretion in servicing the Specified Leases and the related Specified Vehicles, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures.

Each Servicing Agreement will require the servicer to obtain all licenses and make all filings required to be held or filed by the Vehicle Trust in connection with the ownership of the related Specified Leases and the Specified Vehicles and take all necessary steps to maintain evidence of the Vehicle Trust’s ownership on the certificates of title to the related Specified Vehicles.

The servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Vehicle Trustee or the Vehicle Trust.

Each Servicing Agreement will provide that, in accordance with its customary servicing practices, the servicer may, in its discretion, modify or extend the term of a Specified Lease.  If any extension of a Maturity Date exceeds six months, the servicer will be required to repurchase the Specified Lease by making a Reallocation Payment. The servicer will also be required to make a Reallocation Payment for any extension that causes such Specified Lease to mature later than the final scheduled maturity date for the latest maturing class of Notes or the related Certificates of the related series.

In addition, each Servicing Agreement will require the servicer to notify as soon as practicable the Depositor (in the event that BMW FS is not acting as the servicer) the indenture trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Vehicle Trust in any Specified Lease or Specified Vehicle.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the Leases and BMW FS’ own portfolio of leases, the Vehicle Trust will appoint the servicer as its agent, bailee and custodian of the Leases (or, if applicable, as the party that maintains control of any electronic chattel paper), the certificates of title relating to the Leased Vehicles, the insurance policies and insurance records and other documents related to the Leases and the related user-lessees and Leased Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the servicer, including Leases and Leased Vehicles which are not part of the related SUBI Assets. The accounting records and computer systems of BMW FS will reflect the allocation of certain Specified Leases and Specified Vehicles to certain SUBIs, and the interest of the holders of the related SUBI Certificates therein. UCC financing statements reflecting certain interests in such Specified Leases will be filed as described under “Certain Legal Aspects of the Leases and the Leased Vehicles—Back-up Security Interests”.

Insurance on the Leased Vehicles

Each Lease will indicate that the related user-lessee will be required to provide during the related Lease Term a comprehensive liability, public liability, property damage liability and collision liability insurance policy covering the actual cash value of the related Leased Vehicle and naming BMW FS or the lessor as loss payee and as additional insured, as described herein under “BMW FS’ Lease Financing Program—Physical Damage and Liability Insurance; Additional Insurance Provisions.” Because user-lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If a user-lessee fails to obtain or maintain the required insurance, the related Lease will be in default and the servicer may either obtain insurance on behalf of, and at the expense of, the user-lessee or deem the related Lease in default. In that event, it is the practice of the servicer to repossess the related Leased Vehicle. BMW FS does not “force place” insurance.

BMW FS does not require user-lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the user-lessees in the event of disability or death. To the extent that this type of insurance coverage is obtained on behalf of a user-lessee, payments received in respect of the coverage may be applied to payments on the related Lease only to the extent that the user-lessee’s beneficiary chooses to do so.

In the event that a user-lessee fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to the related noteholders which is not covered by amounts on deposit in the related Reserve Fund or by subordination of payments on the Certificates to the extent described in this prospectus and the related prospectus supplement, the related Securityholders could suffer a loss on their investment.

Collections

Under each Servicing Agreement, except as otherwise permitted under the Monthly Remittance Condition, the servicer will deposit collections received on the related Specified Leased or Specified Vehicles into the related SUBI Collection Account within two business days of receipt. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a collection period until the business day immediately preceding the related payment date.

The “Monthly Remittance Condition” will be satisfied if (a)(1) the short-term unsecured debt rating of the commercial paper of BMW US Capital, LLC (or the entity that is the servicer) is rated in the highest rating category of Moody’s Investor Service or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC, or is otherwise acceptable to, each Rating Agency rating the related Securities and (2) no Servicer Default has occurred or (b)(1) the servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the related SUBI Collection Account and (2) the related indenture trustee is provided with written confirmation from each Rating Agency rating the Securities of a series to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes or Certificates of such series, or, if specified in the related Transaction Documents, such Rating Agency has not provided written confirmation that such alternative remittance schedule will result in the qualification, reduction or withdrawal of its then-current ratings on any class of Notes or Certificates of such series. Pending deposit into a SUBI Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Sales Proceeds and Termination Proceeds

Under each Servicing Agreement, the servicer, on behalf of each Issuing Entity, will sell or otherwise dispose of the related Specified Vehicles under the circumstances described in the related prospectus supplement. In connection with the sale or other disposition of a Specified Lease that has reached its Maturity Date (a “Matured Vehicle”) or a vehicle related to a Defaulted Lease (a “Defaulted Vehicle”), within two business days of receipt, the servicer will deposit into the related SUBI Collection Account all proceeds from such sale or disposition (or an amount equal to such Sales Proceeds in lieu thereof if the Specified Vehicle is subject to the LKE Program), as further described in the related prospectus supplement; provided that if the Monthly Remittance Condition is satisfied, the servicer may retain such amounts until the Deposit Date.

A “Defaulted Lease” will mean a Specified Lease terminated by the servicer (a) following a default by or bankruptcy of the related user-lessee or (b) because the related Specified Vehicle has been lost, stolen or damaged beyond economic repair.

The servicer will be required to purchase a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account a Reallocation Payment calculated as of the effective date of repurchase if the related user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles and the Vehicle Trust has not been so licensed within 90 days of the servicer becoming aware of such a move.

Advances

Unless otherwise provided in the related prospectus supplement, on the Deposit Date, the servicer will be obligated to make, by deposit into the related SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of the Specified Leases related to an Issuing Entity and may, at its option, make, by deposit into the related SUBI Collection Account, a Sales Proceeds Advance equal to the Securitization Value of Specified Leases relating to certain Specified Vehicles for which the related Specified Lease has terminated. An “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance. The servicer will be required to make a Monthly Payment Advance only to the extent that it determines that such Advance will be recoverable from future payments on or with respect to the related Specified Lease or Specified Vehicle. In making Advances, the servicer will assist in maintaining a regular flow of scheduled payments on the related Specified Leases and, accordingly, in respect of the related Notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the servicer, without interest, as described in this prospectus and the applicable prospectus supplement.

A “Monthly Payment Advance” means an advance made by the servicer due to the failure of a user-lessee to make a Monthly Payment billed to the user-lessee for the related collection period.

The servicer will be entitled to reimbursement of all Monthly Payment Advances. The servicer will offset, on an ongoing basis, from amounts collected or received in respect of the related SUBI Assets, an amount to repay Monthly Payment Advances where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related user-lessee of the Monthly Payment due (the “Daily Advance Reimbursement”), or if a Monthly Payment Advance has been outstanding for at least 90 days after the end of the related Collection Period, it will be reimbursed as part of the payment date advance reimbursement.

A “Sales Proceeds Advance” means an advance made by the servicer, at its option, of an amount equal to the Securitization Value of the related Specified Lease if, during a collection period, the servicer has not sold a Specified Vehicle, the Specified Lease for which terminated during that collection period.

After the servicer makes a Sales Proceeds Advance for such a Specified Vehicle, an Issuing Entity will have no claim against or interest in that Specified Vehicle or any Sales Proceeds or Termination Proceeds, as the case may be, resulting from its sale or other disposition except for any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value. If the servicer sells or otherwise disposes of a Specified Vehicle after making a Sales Proceeds Advance, an Issuing Entity will retain the related Sales Proceeds Advance, and the servicer will retain the Sales Proceeds or Termination Proceeds, as the case may be, up to the Securitization Value of the related Specified Lease, and will deposit any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value into the related SUBI Collection Account.

If the servicer has not sold a Specified Vehicle within 90 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance as part of the payment date advance reimbursement.  Within six months of receiving that reimbursement, if the related Specified Vehicle has not been sold, the servicer shall, if permitted by applicable law, cause that Specified Vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that Specified Vehicle to the related SUBI Collection Account.

Realization Upon Charged-off Leases

Each Servicing Agreement will provide that if the servicer decides to repossess a Defaulted Vehicle, the servicer will use commercially reasonable efforts to repossess and liquidate it. Such liquidation may be effected through repossession and disposition through sale, or the servicer may take any other action permitted by applicable law. The servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the servicer will follow such practices and procedures as are used by the servicer in respect of any leases serviced by it for its own account. The servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Specified Vehicles will constitute Sales Proceeds or Termination Proceeds and will be deposited into the related SUBI Collection Account. Collections in respect of a collection period will include all Sales Proceeds, Termination Proceeds and Recovery Proceeds collected during that collection period.

“Recovery Proceeds” will mean any insurance proceeds, any security deposit applied to an amount owed by a user-lessee, any total loss payoff, Early Termination Cost and end of lease term liability received from a user-lessee and any other net recoveries recovered by the servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

“Sales Proceeds” with respect to a Specified Vehicle will mean all proceeds received from the sale at auction of such Specified Vehicle, net of related disposition expenses, or an amount equal to the Sales Proceeds deposited by the servicer in lieu of actual Sales Proceeds in connection with the LKE Program.

“Termination Proceeds” will mean any Purchase Option Price received upon the purchase of a Specified Vehicle by the related user-lessee or the price received from the sale of a Specified Vehicle to a dealer minus amounts included in such price that represent third-party charges paid or payable (such as fees and taxes).

Servicing Compensation

The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the related SUBI Assets under each Servicing Agreement. The servicer will be entitled to receive a fee in respect of the related SUBI Assets allocable to the related SUBI equal to, for each collection period, one-twelfth of the product of (a) the servicing fee rate as set forth in the applicable prospectus supplement and (b) the aggregate Securitization Value of all related Specified Leases as of the first day of that collection period (the “Servicing Fee”). A Servicing Fee will be payable on each payment date in respect of the related collection period and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

The servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges and similar charges received with respect to Specified Leases, other than excess wear and tear or excess mileage charges.

The Servicing Fee will compensate the servicer for performing the functions of a third party servicer of any Specified Leases as an agent for the Vehicle Trust under each Servicing Agreement, including collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles and Defaulted Vehicles, overseeing the related SUBI Assets and administering the related Specified Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information.

Distributions on the Securities

With respect to each series of Securities, beginning on the payment date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled to payments of principal and interest will be made by the applicable indenture trustee to the  noteholders and by the applicable owner trustee or paying agent to the Certificateholders of that series, in each case based solely on the statement provided by the servicer to the indenture trustee and the owner trustee.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable prospectus supplement.

As more fully described in the applicable prospectus supplement,

1.	payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

2.	payments in respect of one or more classes of Notes of that series may be subordinated to payments in respect of other classes of Notes of that series; and

3.	payments in respect of one or more classes of Certificates of that series may be subordinate to payments in respect of Notes, if any, of that series or other classes of Certificates of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of Notes of a given series, if any, will be set forth in the applicable prospectus supplement.  If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement for your class of Notes may be in the form of subordination of other classes Securities, a reserve fund, cash deposits, a letter of credit, a cash collateral account, a surety bond or insurance policy, excess interest, overcollateralization, guaranteed investment contracts, derivative arrangements, a credit or liquidity agreement, a yield supplement account, repurchase obligations or any combination of the above. The prospectus supplement for each series of Notes will specify the form, amount, limitations and provider of any credit or cash flow enhancement available to that series or, if applicable, to particular classes of that series. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series.

Subordination of Principal and Interest.  As further described in the related prospectus supplement, payments of interest on certain classes of Notes may be subordinated to payments of interest on other classes of more senior Notes, and, in certain circumstances, to payments of principal on such classes of more senior Notes.  In addition, payments of principal on certain classes of Notes will be subordinated to payments of interest and principal on other classes of more senior Notes. The applicable prospectus supplement will also set forth information concerning:

•	the amount of subordination of a class or classes of subordinated Notes within a series,

•	the circumstances in which that subordination will be applicable,

•	the manner, if any, in which the amount of subordination will change over time, and

•
the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated Notes will be distributed to holders of Notes of that series that are more senior.

In addition, payments on the Certificates of a series will be subordinated to payments on the Notes of that series to the extent described in the applicable prospectus supplement.

Reserve Fund.  If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve fund, which will be funded, to the extent provided in the applicable prospectus supplement, through (i) an initial deposit and/or (ii) periodic deposits of available excess cash from the related SUBI Assets. Amounts in the reserve fund on each payment date will be available to cover shortfalls in distributions of interest and principal on one or more classes of Notes and Certificates of a series.  On each payment date, after all required distributions have been made, the amount on deposit in the reserve fund in excess of the reserve fund requirement will be released to the certificateholder.

Cash Deposits. The Depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the securities issued by the issuing entity. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Letter of Credit.  If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the applicable prospectus supplement. The maximum liability of an issuer of a letter of credit will be set forth in the applicable prospectus supplement.

Cash Collateral Account.  The prospectus supplement may provide that upon the occurrence of an event of default by the servicer, a segregated cash collateral account may be established as security for the servicer’s obligations under the related Servicing Agreement.

Surety Bond or Insurance Policy.  If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the applicable prospectus supplement.  In addition, BMW FS may provide residual value insurance on Leased Vehicles with no additional cost to the user-lessee.  Such residual value insurance would insure the difference, if any, between the residual value originally estimated at the time that a lease contract was signed and the actual market value of the lease at lease termination. The related prospectus supplement for a series of Notes will describe such residual value insurance coverage, if any, on the related Specified Leases.

Excess Interest. More interest may be paid by the user-lessees in respect of the related Specified Leases than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the Notes of the related series for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from user-lessees will serve as additional credit enhancement.

Overcollateralization.  If so specified in the related prospectus supplement, the aggregate Securitization Value of the assets allocated to the related SUBI for an Issuing Entity may exceed the outstanding principal amount of the Notes.  This condition, referred to as overcollateralization, would mean that there would be additional assets generating collections that would be available to cover losses and residual losses on the Specified Leases and Specified Vehicles allocated to the related SUBI.

Guaranteed Investment Contracts.  If so specified in the related prospectus supplement, in exchange for either a fixed, one-time payment or a series of periodic payments, the related Issuing Entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

Derivative Arrangements. If specified in the related prospectus supplement, an Issuing Entity may enter into one or more currency or interest rate swap agreements to reduce its exposure to currency and/or interest rate risks or to offset basis risk between Specified Leases that pay based on one index and Notes that pay based on a different index.  Each Issuing Entity may also purchase an interest rate cap agreement to protect against interest rate risks or an interest rate floor agreement.  Each such swap, cap or floor agreement will be entered into with a counterparty acceptable to the Rating Agencies and will contain such terms as are usual and customary for derivative transactions of these type.  The related prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty.  In addition, the related prospectus supplement will set forth the “significance estimate” and “significance percentage” of such derivative agreement and all other information (including financial information pertaining to the counterparty, to the extent required) as set forth in Regulation AB Items 1115(a) and (b).

Credit or Liquidity Facilities.  Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the applicable trust, if so provided in the related prospectus supplement.

Yield Supplement Account.  A yield supplement account may be established with respect to any class or series of Notes.  The terms relating to any yield supplement account will be set forth in the applicable prospectus supplement.  Amounts on deposit in a yield supplement account are available to make certain payments on the related class or series of Notes.  These payments are designed to offset the effects of lower yielding leases contracts.

Repurchase Obligations.  Each Dealer Agreement, among other things, obligates the related Center to repurchase any lease contract BMW FS financed for the outstanding lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the lease contract and the transfer of the related Leased Vehicles and not the creditworthiness of the user-lessee under the lease contract. In addition, the servicer will be required to repurchase any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties of the Depositor by making Reallocation Payments in respect thereof. Those representations and warranties relate primarily to the origination of the Specified Leases, and do not typically relate to the creditworthiness of the related user-lessees or the collectibility of the Specified Leases. In addition, the servicer will be obligated to repurchase certain Specified Vehicles by making Reallocation Payments in the event the user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles or in the event that certain servicing obligations are not complied with.

Net Deposits

For so long as BMW FS is the servicer, the servicer will be permitted to deposit into a SUBI Collection Account only the net amount distributable to the related Issuing Entity, as holder of the related SUBI Certificates, on the related business day immediately preceding the related payment date. The servicer will, however, account to the related Issuing Entity, the related indenture trustee and owner trustee and the related noteholders and certificateholders as if all of the deposits and distributions were made individually.

Statements to Trustees and the Trust

On a date on or prior to each payment date, to be specified in the applicable prospectus supplement, the servicer will provide to the applicable indenture trustee and the applicable owner trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports made available to securityholders of that series described under “—Statements to Securityholders” below.

Statements to Securityholders

With respect to each series of Securities, on or prior to each payment date, the servicer will prepare and provide to the related indenture trustee a statement to be made available to the related noteholders on that payment date.  In addition, on or prior to each payment date, the servicer will prepare and provide to the related owner trustee a statement to be made available to the related certificateholders.  Each statement to be delivered to securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable prospectus supplement) as to the Notes of that series and as to the Certificates of that series with respect to that payment date:

(a)	the amount of collections allocable to each related SUBI Certificate for that collection period;

(b)	the amount being distributed to the noteholders of that series (the “Note Distribution Amount”);

(c)	the amount of interest accrued with respect to each class of Notes and Certificates of that series;

(d)
the amount of the Note Distribution Amount allocable to interest on and principal of each class of the  Notes of that series and the Certificate Distribution Amount for each class of Notes and Certificates of that series, respectively;

(e)	the amount of related available funds for that collection period;

(f)	the amount of related Sales Proceeds Advances and Monthly Payment Advances included in available funds;

(g)
the amount, if any, by which the net proceeds from the sale of Specified Vehicles during such collection period are less than the aggregate ALG Residual Values of the related Specified Leases (“Residual Value Losses”);

(h)
the applicable reserve fund draw amount, if any, the balance on deposit in the Reserve Fund on that payment date after giving effect to withdrawals therefrom and deposits thereto in respect of that payment date and the change in that balance from the immediately preceding payment date;

(i)	the aggregate outstanding principal amount of the Notes and the Certificates of that series after all distributions have been made;

(j)
the Note Factor for each class of Notes of that series after giving effect to the distribution of the Note Distribution Amount and the Certificate Factor for the Certificates of that series after giving effect to the distribution of the Certificate Distribution Amount;

(k)	the related payment date advance reimbursement;

(l)	the related turn-in rates and the Residual Value realization rates for the related Specified Leases and Specified Vehicles for the related collection period;

(m)	the Servicing Fee; and

(n)
any addition of special units of beneficial interests in connection with a prefunding or revolving period (and, in the case of additions, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the Leases or Leased Vehicles allocated to such additional special units of beneficial interest).

Each amount set forth pursuant to clauses (b), (d), (i) and (k) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or Certificate, as applicable. Copies of the statements may be obtained by Securityholders by a request in writing addressed to the related indenture trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the related indenture trustee will mail to each person who at any time during that calendar year was a noteholder of that series and who so requests in writing a statement containing that information as is reasonably necessary to permit such noteholder to prepare its state and federal income taxes.

Evidence as to Compliance

Each Servicing Agreement will provide that the servicer will be required to furnish to the related Issuing Entity and the administrator an annual servicer report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions as of and for the period ending the end of each fiscal year of the Issuing Entity (or in the case of the first report, from the related closing date). The servicer’s assessment report will also identify any material instance of noncompliance.

Each Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Issuing Entity and the administrator annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer or shorter than twelve months) with specified standards relating to the servicing of the applicable Specified Leases and related Specified Vehicles.

Each Servicing Agreement will also provide for delivery to the related owner trustee, indenture trustee and Rating Agencies, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the closing date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default.  The servicer has agreed to give each indenture trustee notice of specified Servicer Defaults under the related Servicing Agreement.

Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee.

Certain Matters Regarding the Servicer

Each Servicing Agreement shall provide that the servicer may not resign from its obligations and duties under such Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer acceptable to the related indenture trustee (acting at the direction of a majority of the noteholders) has assumed the servicer’s obligations under the applicable Servicing Agreement.

Under the circumstances specified in each Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under the related Servicing Agreement.

In addition, the servicer will indemnify the vehicle trustee and its agents for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the servicer in connection with the performance of its duties under each Servicing Agreement but only to the extent such liability arose out of the servicer’s negligence, willful misconduct, bad faith or recklessness.

The related prospectus supplement will set forth the provisions to be contained in the related Servicing Agreement regarding how transition expenses will be funded.

Servicer Defaults

Except as otherwise provided in the related prospectus supplement, a “Servicer Default” under each Servicing Agreement will consist of the following:

(a)
any failure by the servicer to deliver to (1) the Vehicle Trustee for distribution to holders of interests in the UTI, the related SUBI or any Other SUBI, (2) the related indenture trustee for distribution to the  noteholders or (3) the related owner trustee for distribution to the Certificateholders, any required payment, which failure continues unremedied for five business days after discovery thereof by an officer of the servicer or receipt by the servicer of notice thereof from the related indenture trustee, the related owner trustee or related noteholders evidencing not less than a majority of the aggregate principal amount of the Notes of the related series, voting together as a single class;

(b)
any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the related Servicing Agreement, which failure materially and adversely affects the rights of holders of interests in the related SUBI or the related noteholders or certificateholders, and which continues unremedied for 90 days after written notice thereof is given as described in clause (a) above;

(c)
any representation, warranty or statement of the servicer made in the Servicing Agreement, any other Transaction Document to which the servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the related SUBI or the related noteholders or the certificateholders, and which failure continues unremedied for 90 days after written notice thereof is given as described in clause (a) above;

(d)
the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the servicer in an involuntary case under the federal bankruptcy laws, or another present or future federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian sequestrator or other similar official of the servicer or of any substantial part of its property, the ordering the winding up or liquidation of the affairs of the servicer and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)
the commencement by the servicer of a voluntary case under the federal bankruptcy laws, or any other present or future or state bankruptcy, insolvency or similar law, or the consent by the servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or of any substantial part of its property or the making by the servicer of an assignment for the benefit of creditors or the failure by the servicer generally to pay its debts as such debts become due or the taking of corporate action by the servicer in furtherance of any of the foregoing.

provided, however, that the occurrence of any event set forth in clauses (a) through (e) with respect to a SUBI related to an Issuing Entity will be an Servicer Default only with respect to the related SUBI and will not be an Servicer Default with respect to the UTI or any Other SUBI.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (c) for a period of 120 days, under clause (a) for a period of 45 days or under clause (d) for a period of 60 days, will not constitute an Servicer Default if that failure or delay was caused by force majeure. Upon the occurrence of any such event, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the servicer will provide to the related indenture trustee, the Vehicle Trustee, the Depositor and the related Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicer Default

Each Servicing Agreement will provide that upon the occurrence of a Servicer Default, the Vehicle Trustee may, to the extent such Servicer Default relates to the related SUBI Assets, upon the written direction of the holder and pledgee of the related SUBI Certificate, waive any default by the servicer in the performance of its obligations under the Servicing Agreement or terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to the related SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of the related SUBI Certificate will be the related indenture trustee acting at the direction of the noteholders of the related series holding not less than 66 2/3% of the aggregate principal amount of the related Notes.  Upon any such waiver of a past default, such Servicer Default shall cease to exist and shall be deemed to have been remedied. If the servicer is terminated, the Vehicle Trustee will effect that termination by delivering notice thereof to the servicer, with a copy to each Rating Agency rating the Securities of that series or any other securities based on any Other SUBIs affected by that Servicer Default.

Upon the termination of the servicer with respect to the related SUBI Assets, the servicer subject to that termination will continue to perform its functions as servicer, until the date on which the Vehicle Trustee shall have appointed a successor servicer under the Servicing Agreement.  Further, in such event, the servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Leases to the successor servicer and as promptly as practicable, the servicer shall provide to the successor servicer a current computer tape containing all information regarding the related Leases required for the proper servicing of the affected Leases, together with documentation containing any and all information necessary for use of the tape.

In the event of a termination of the servicer as a result of a Servicer Default with respect to the related SUBI Assets only, the Vehicle Trustee, acting at the direction of the holder and pledgee of the related SUBI Certificate (which holder for this purpose will be the related indenture trustee, acting at the direction of the noteholders holding not less than 66 2/3% of the aggregate principal amount of the related outstanding Notes) will appoint a successor servicer. The Vehicle Trustee will have the right to approve that successor servicer, and that approval may not be unreasonably withheld.

Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to making Advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee, the noteholders or the Certificateholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefor in respect of the Advances made.

Insolvency Event

Each Issuing Entity will be structured, and each Transaction Document will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable Issuing Entity or the Depositor for a period of one year and one day after payment in full of any obligations relating to the related Notes or any of the related Transaction Documents.

Termination

The respective obligations of the Depositor, the servicer, the related owner trustee and the related indenture trustee, as the case may be, pursuant to a Transaction Document will terminate upon the earlier of:

•	the maturity or other liquidation of the last Specified Lease and the disposition of the last Specified Vehicle;

•
the final distribution of all funds or other property or proceeds of the related Trust Estate in accordance with the terms of the related Indenture and the final distribution on the related Certificates pursuant to the related Trust Agreement; or

•
the purchase by the servicer or the termination of the pledge of the related SUBI Certificate on any payment date on which either before or after giving effect to any payment of principal required to be made on that payment date, the sum of the aggregate balance of the related Notes and Certificates is less than or equal to 10% of the sum of the initial aggregate balance of the related Notes and Certificates.

The related indenture trustee and owner trustee will give written notice of termination to each securityholder of record.  The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s Security at any office or agency of the indenture trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity will be distributed, subject to applicable law, to the Depositor.

Upon termination of any Issuing Entity, the assets of that Issuing Entity will be liquidated and the proceeds from any liquidation, and amounts held in related accounts, will be applied to pay the Securities of the related series in full, to the extent of amounts available.

Administration Agreement

The administrator will enter into an Administration Agreement with the Issuing Entity, the Depositor and the related indenture trustee.  Under each Administration Agreement, the administrator will agree to perform all the duties of the related Issuing Entity and the owner trustee under the Transaction Documents to which the Issuing Entity is a party.  The administrator will monitor the performance of the Issuing Entity and shall notify the related owner trustee when action is necessary to comply with the respective duties of such Issuing Entity and the owner trustee under such agreements. The administrator shall prepare for execution by each Issuing Entity or the related owner trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of such Issuing Entity or the owner trustee to prepare, file or deliver.

In addition, the administrator shall take (or cause to be taken) all appropriate action that each Issuing Entity or the related owner trustee is required to take pursuant to the related Indenture including, among other things:

•	the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the related indenture trustee;

•	the preparation of definitive securities in accordance with the instructions of the applicable clearing agency;

•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of property from the lien of the Indenture;

•	the maintenance of an office in the city of New York, for registration of transfer or exchange of the Notes;

•	the duty to cause newly appointed paying agents, if any, to deliver to the related indenture trustee the instrument specified in the Indenture regarding funds held in trust;

•	the direction to the related indenture trustee to deposit monies with paying agents, if any, other than the indenture trustee;

•	the obtaining and preservation of each Issuing Entity’s qualifications to do business in each state where such qualification is required,

•
the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the related Trust Estate;

•
the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Trust Estate, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the Indenture;

•
the notification of the indenture trustee and the Rating Agencies of each Servicer Default and, if such Servicer Default arises from the failure of the servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the related SUBI Assets, the taking of all reasonable steps available to remedy such failure;

•	the notification of the indenture trustee and the Rating Agencies of each Indenture Default under the Indenture;

•
the monitoring of the related Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

•	the compliance with the Indenture with respect to the sale of the Trust Estate in a commercially reasonable manner if an Indenture Default shall have occurred and be continuing;

•	the preparation of all required documents and delivery notice to noteholders of the removal of the indenture trustee and the appointment of a successor indenture trustee;

•
the preparation and delivery to the indenture trustee for delivery to each noteholder and certificateholder such information as may be required to enable such holder to prepare its federal and state income or franchise tax returns;

•
the preparation and, after execution by the related Issuing Entity, the filing with the SEC, any applicable state agencies and the indenture trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the SEC and any applicable state agencies and the transmission of such summaries, as necessary, to the related noteholders);

•	the opening of one or more accounts in the related Issuing Entity’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

•
the preparation of issuer requests, the obtaining of opinions of counsel, if necessary, and the certification to the indenture trustee with respect to the execution of supplemental indentures and the mailing to the noteholders of notices with respect to such supplemental indentures;

•	the duty to notify noteholders and the Rating Agencies of redemption of the Notes or to cause the indenture trustee to provide such notification pursuant to an optional purchase by the servicer; and

•
the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the Issuing Entity to the indenture trustee to take any action under the Indenture.

To the extent any notice must be delivered to the Rating Agencies by the Issuing Entity, the Owner Trustee, the Vehicle Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

In addition, and unless otherwise specified in the related prospectus supplement, it will be the obligation of the administrator to:

•	pay the related trustee fees for each Issuing Entity;

•
reimburse each owner trustee and indenture trustee for its expenses, disbursements and advances incurred by each such trustee in accordance with the Indenture or Trust Agreement, as applicable, (other than overhead charges) except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence (or gross negligence, in the case of the owner trustee) or bad faith; and

•
indemnify each owner trustee and indenture trustee and their respective agents for, and hold them harmless against, any loss, liability or expense incurred without negligence (or gross negligence, in the case of the owner trustee), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

As compensation for the performance of the administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount that will be set forth in the applicable prospectus supplement, which fee may be paid by the servicer out of the Servicing Fee.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transaction Documents may be amended by the parties to that Transaction Document, without the consent of the related noteholders, the related Certificateholders, the holders of the related SUBI Certificate, the UTI Certificateholder or the holder of any Other SUBI Certificates, as the case may be, provided, that any such action will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of such holders; provided, however, that the amendment shall be deemed not to materially and adversely affect the interests of any securityholder if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Securities (or, if specified in the related Transaction Documents, such Rating Agency has not confirmed in writing that such amendment will result in the withdrawal, qualification or reduction of the then current ratings of the Securities).  The related indenture trustee will be the holder of the related SUBI Certificate for purposes of determining whether any proposed amendment to the related SUBI Trust Agreement, the related Servicing Agreement or the related Trust Agreement will materially adversely affect the interests of the holders of the related SUBI Certificate.  For a further discussion, see “The Notes—The Indenture—Modification of Indenture” in this prospectus.

Each SUBI Trust Agreement and Servicing Agreement will provide that, to the extent that any such amendment also materially affects the UTI, any Other SUBI, the related SUBI Certificate or the related SUBI Assets, such amendment will require the consent of the holders affected thereby. Notwithstanding the foregoing, the SUBI Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that the Vehicle Trust will not be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. An opinion of counsel as to certain tax matters is required with respect to any amendment to a SUBI Trust Agreement or Servicing Agreement.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus, the related prospectus supplement and the Transaction Documents, any Notes owned by the Issuing Entity, the Depositor, the servicer (so long as BMW FS or one of its affiliates is the servicer) or any of their respective affiliates will be entitled to benefits under the Transaction Documents equally and proportionately to the benefits afforded other owners of the Notes. See “Formation of the Issuing Entities,” “The Transaction Documents—Servicer Defaults” and “—Amendment” in this prospectus.

Certain Legal Aspects of the Vehicle Trust and the SUBI

The Vehicle Trust

General.  The Vehicle Trust is a statutory trust under Delaware law. In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware. The Vehicle Trust has been so formed. The Vehicle Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the servicer, such action may be required.

Because the Vehicle Trust is a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the “Bankruptcy Code”), as further described under “—Insolvency-Related Matters”. To the extent that the Vehicle Trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws (the “Insolvency Laws”), the Vehicle Trustee is not authorized to commence a case or proceeding thereunder. Each of the Vehicle Trustee, the UTI Beneficiary and the holders from time to time of the UTI, the related SUBI and any Other SUBI have agreed not to institute a case or proceeding against the Vehicle Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the UTI, the related SUBI and any Other SUBI under the Vehicle Trust Agreement. See “Description of the Transaction Documents—Insolvency Event” in this prospectus.

Notwithstanding the foregoing, claims against Vehicle Trust Assets could have priority over the beneficial interest in those assets represented by the applicable SUBI. Additionally, claims of a third party against the Vehicle Trust Assets, including the related SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Vehicle Trust, such as an indenture trustee.

Structural Considerations. Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, an Issuing Entity will not directly own the related SUBI Assets. Instead, the Vehicle Trust will own the Vehicle Trust Assets, including the related SUBI Assets, and the Vehicle Trust will take actions with respect thereto in the name of the Vehicle Trust on behalf of and as directed by the beneficiaries of the Vehicle Trust (i.e., the holders of the UTI Certificate, the SUBI Certificate and all Other SUBI Certificates). The primary asset of an Issuing Entity will be the related SUBI Certificate evidencing a 100% beneficial interest in the SUBI Assets, and the owner trustee will take action with respect thereto in the name of the Issuing Entity and on behalf of the Securityholders and the Depositor. Beneficial interests in the related Specified Leases and the related Specified Vehicles represented by the SUBI Certificate, rather than direct legal ownership are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Specified Vehicles in the name of the transferee. The servicer and/or the Vehicle Trustee will segregate the applicable SUBI Assets from the other Vehicle Trust Assets on the books and records each maintains for such assets. Neither the servicer nor any holders of other beneficial interests in the Vehicle Trust will have rights in such SUBI Assets and, except under the limited circumstances described under “—Allocation of Vehicle Trust Liabilities”, payments made on any Vehicle Trust Assets other than the related SUBI Assets will be unavailable to make payments on the Securities of a series or to cover expenses of the Vehicle Trust allocable to such SUBI Assets.

Allocation of Vehicle Trust Liabilities. The Vehicle Trust Assets are comprised of several portfolios of Other SUBI Assets, together with the related SUBI Assets and the UTI Assets. The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Vehicle Trust Agreement will permit the Vehicle Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally. Pursuant to the Vehicle Trust Agreement, as among the beneficiaries of the Vehicle Trust, an Vehicle Trust liability relating to a particular portfolio of Vehicle Trust Assets will be allocated to and charged against the portfolio of Vehicle Trust Assets to which it belongs. Vehicle Trust liabilities incurred with respect to the Vehicle Trust Assets generally will be borne pro rata among all portfolios of Vehicle Trust Assets. The Vehicle Trustee and the beneficiaries of the Vehicle Trust, including the related Issuing Entity, will be bound by that allocation. In particular, the Vehicle Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to the related SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that such waiver is not given effect. Similarly, by virtue of holding Notes or a beneficial interest therein, noteholders will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets.

The Vehicle Trust Assets are located in several states, the tax laws of which vary. Additionally, the Vehicle Trust may in the future own Leases and Leased Vehicles located in states other than the states in which it conducts business as of the date of this prospectus and the related prospectus supplement.  Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that noteholders of a series could incur a loss on their investment in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Vehicle Trust Agreement provides for the UTI Beneficiary to be liable as if the Vehicle Trust were a disregarded entity and the UTI Beneficiary was the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of SUBI Certificate and any Other SUBI Certificates. However, it is possible that the noteholders and Certificateholders of a series could incur a loss on their investment to the extent any such claim were allocable to the related Issuing Entity as the holder of a SUBI Certificate, either because a lien arose in connection with the related SUBI Assets or in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The SUBI

The SUBI related to an Issuing Entity will evidence a beneficial interest in the related SUBI Assets. The SUBI will represent neither a direct legal interest in the related SUBI Assets, nor an interest in any Vehicle Trust Assets other than the related SUBI Assets. Payments made on or in respect of such other Vehicle Trust Assets will not be available to make payments on the Securities of a series or to cover expenses of the Vehicle Trust allocable to the related SUBI Assets. Any liability to third parties arising from or in respect of a Specified Lease or a Specified Vehicle will be borne by the holders of the related SUBI, including the Issuing Entity. If any such liability arises from a Lease or Leased Vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability.

Because the Issuing Entity’s primary asset will be the related SUBI Certificate, the Issuing Entity, and, accordingly, the related indenture trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the SUBI Assets allocable to the related SUBI. Except as otherwise described below or under “Certain Legal Aspects of the Leases and the Leased Vehicles”, generally an Issuing Entity will not have a perfected security interest in the related SUBI Assets, and in no circumstances will an Issuing Entity have a direct ownership or perfected security interest in any Specified Vehicle.

An Issuing Entity will generally be deemed to own the related SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the related Specified Leases and Specified Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the related SUBI Certificate to the related Issuing Entity, such Issuing Entity, or, during the term of the Indenture, the related indenture trustee, could instead be deemed to have a perfected security interest in the related SUBI Certificate, and certain rights susceptible of perfection under the UCC, but in no event would such Issuing Entity or the related indenture trustee be deemed to have a perfected security interest in the related Specified Vehicles.

Because an Issuing Entity will not directly own the related SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Vehicle Trust in the related SUBI Assets will take priority over the interests of the related Issuing Entity and the related indenture trustee in the related SUBI Assets. Therefore, a general creditor of the Vehicle Trust may obtain a lien on one or more SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Vehicle Trust Agreement. Such liens could include tax liens, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the Vehicle Trust arising from the operation of the Specified Vehicles. See “Risk Factors—If ERISA liens are placed on the vehicle trust assets, you could suffer a loss on your investment” and “—Vicarious tort liability may result in a loss” and “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus for a further discussion of these risks.

Insolvency-Related Matters

Each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets related to an Issuing Entity and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of BMW LP, the Depositor believes that any SUBI Assets would not be treated as part of BMW LP’s bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificate would be enforceable. In addition, as described herein under “Risk Factors—The  bankruptcy of BMW Financial Services NA, LLC (servicer)or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities”, each of BMW LP, the Vehicle Trust, or the Vehicle Trustee when acting on its behalf, and the Depositor has taken steps in structuring the transactions described in this prospectus and the related prospectus supplement and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against BMW FS under the Insolvency Laws, the separate legal existence of each of BMW FS, on the one hand, and the Vehicle Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Vehicle Trust, BMW LP, the Depositor should be consolidated with those of BMW FS.

With respect to the Depositor, these steps include its creation as a separate limited liability company under a limited liability company agreement containing certain limitations, including, the requirement that it must have at all times a member that is a limited liability company with at least one independent director, and restrictions on the nature of their businesses and operations and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members.

There can be no assurance, however, that the limitations on the activities of BMW LP, the Vehicle Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of BMW FS, if BMW FS becomes the subject of a case or proceeding under any Insolvency Law.

If a case or proceeding under any Insolvency Law were to be commenced by or against any of BMW FS, the Vehicle Trust or the Depositor, if a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of BMW FS or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the related SUBI Certificate, and possible reductions in the amount of such distributions, to the related Issuing Entity and therefore to the noteholders of the related series, could occur. Because each Issuing Entity has pledged its rights in and to the related SUBI Certificate to the related indenture trustee, such distribution would be made to such indenture trustee, which would be responsible for retitling the applicable Specified Vehicles. The cost of that retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the Notes of a series, and in that event, the related noteholders could suffer a loss on their investment.

BMW LP will treat its conveyance of each SUBI Certificate to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against BMW LP, and BMW LP as debtor-in-possession or a creditor, receiver or bankruptcy trustee of BMW LP were to take the position that the sale, transfer and assignment of such SUBI Certificate by BMW LP to the Depositor should instead be treated as a pledge of such SUBI Certificate to secure a borrowing by BMW LP, delays in payments of proceeds of the SUBI Certificate to the related Issuing Entity, and therefore to the noteholders of the related series, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in the related SUBI Certificate as against BMW LP which the Depositor will assign to the related Issuing Entity and such Issuing Entity will assign to the related indenture trustee. Each indenture trustee will have a perfected security interest in each related SUBI Certificate, which will each be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements. Accordingly, if the conveyance of the related SUBI Certificate by BMW LP to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor, and ultimately the related Issuing Entity and indenture trustee as successors in interest, should be treated as a secured creditor of BMW LP, although a case or proceeding under any Insolvency Law with respect to BMW LP could result in delays or reductions in distributions on the related SUBI Certificate as indicated above, notwithstanding such perfected security interest.

In the event that the servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances and Reallocation Payments, may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from the servicer. See “Risk Factors—The  bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities.”

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (the “OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust or a particular Issuing Entity, or any of their respective creditors.

Potential Applicability to BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

If BMW FS were determined to be a “covered financial company,” the UTI Beneficiary, the Vehicle Trust, the applicable Issuing Entity or the Depositor as “covered subsidiaries” could also potentially be subject to the provisions of OLA as a “covered financial company.”  For the UTI Beneficiary, the Vehicle Trust, an Issuing Entity or the Depositor to be subject to receivership under OLA as a covered subsidiary of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the UTI Beneficiary, the Vehicle Trust, applicable Issuing Entity or Depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of BMW FS or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or a particular Issuing Entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which BMW FS or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW FS’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the applicable Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the applicable Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As a result, the foregoing Acting General Counsel’s interpretation will remain in effect until at least June 30, 2011. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or your Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the applicable Issuing Entity could be delayed or reduced.

We will structure the transfers of each SUBI Certificate under the related SUBI Certificate Transfer Agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011, BMW FS believes that the FDIC would not be able to recover the SUBI Certificate transferred under the SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the Depositor under the applicable SUBI Certificate Transfer Agreement would be treated as having made a loan to the UTI Beneficiary, as the seller, and the applicable Issuing Entity under the applicable Issuer SUBI Certificate Transfer Agreement would be treated as having made a loan to the Depositor, as the seller, in each case secured by the transferred SUBI Certificate. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If an Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the Notes issued by such Issuing

Entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the SUBI Certificate Transfer Agreements are respected as legal true sales, as receiver for BMW FS or a covered subsidiary the FDIC could:

•	require the applicable Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related SUBI Certificate; or
•
if the Vehicle Trust were a covered subsidiary, require the Issuing Entity as the owner of the related SUBI Certificate or the indenture trustee as secured creditor with a security interest in the SUBI Certificate to go through an administrative claims procedure to establish its rights to payments on the SUBI Certificate; or

•
if an Issuing Entity were a covered subsidiary, require the indenture trustee for the related Notes to go through an administrative claims procedure to establish its rights to payments on the Notes; or

•
request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity); or

•
repudiate BMW FS’s ongoing servicing obligations under the Servicing Agreement and the related servicing supplement, such as its duty to collect and remit payments or otherwise service the leases and related leased vehicles; or

•	prior to any such repudiation of the Servicing Agreement and the related servicing supplement, prevent any of the indenture trustee or the securityholders from appointing a successor Servicer; or
•	repudiate the duties of the Vehicle Trust or the Vehicle Trustee under the Vehicle Trust Agreement and the related supplement thereto or any other agreements to which the Vehicle Trust is a party.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and any Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of BMW FS or any covered subsidiary or affect any contractual rights of BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and any Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If an Issuing Entity were itself to become subject to OLA as a “covered subsidiary”, the FDIC may repudiate the debt of such Issuing Entity. In such an event, the related series of noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or the applicable Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the Securities issued by the applicable Issuing Entity would be delayed and may be reduced.

Certain Legal Aspects of the Leases and the Leased Vehicles

General

The perfection of the security interests in the related SUBI Assets and the enforcement of rights to realize on the Financed Vehicles as collateral for the Leases are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Leases will be either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the UCC.

Back-up Security Interests

Because an Issuing Entity will own the related SUBI Certificate, such Issuing Entity will have an indirect beneficial interest, rather than a security interest, in the related SUBI Assets.  Except as otherwise described below, the owner trustee generally will not have a perfected security interest in the property of any Issuing Entity or any SUBI Assets and in no circumstances will the owner trustee have a perfected security interest in any related Specified Vehicle.

As described herein under “Certain Legal Aspects of the Vehicle Trust and the SUBI”, the indenture trustee of a series will have a security interest in the related SUBI Certificate perfected by possession.

The SUBI Assets related to a series will consist principally of the related Specified Leases and the related Specified Vehicles, subject to the rights of the user-lessees under the related Specified Leases. The Specified Leases would be “tangible chattel paper” or “electronic chattel paper” as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in or transfer of chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the related Specified Leases will be filed naming:

•	the Vehicle Trust as debtor and the indenture trustee for the related series of securities as assignee secured party;

•	BMW LP as debtor and the indenture trustee for the related series of securities as assignee secured party;

•	the Depositor as debtor and the indenture trustee for the related series of securities as assignee secured party; and

•	the related Issuing Entity as debtor and the indenture trustee for the related series of securities as secured party.

Perfection and the effect of perfection or non-perfection of a security interest in Specified Vehicles are governed by the certificate of title statutes of the states in which such Specified Vehicles are located. Because of the administrative burden and expense of perfecting an interest in automobiles under the certificate of title statutes in the states in which the Specified Leases related to an Issuing Entity were originated, the indenture trustee’s interest in such Specified Vehicles will be unperfected, and therefore, the related indenture trustee would only have a perfected security interest in the related Specified Leases. An indenture trustee’s security interest in the related Specified Leases could be subordinate to the interests of some other parties who take possession of or, in the case of electronic chattel paper, “control” of the authoritative copy of, the related Specified Leases. Specifically, an Issuing Entity’s security interest in a Specified Lease could be subordinate to the rights of a purchaser of that Specified Lease who takes possession thereof without knowledge or actual notice of the Issuing Entity’s security interest. The Specified Leases (or the authoritative copies thereof) will not be stamped to indicate the precautionary security arrangements. However, the Servicing Agreement requires the servicer to retain custody or control of all Specified Leases. To the extent that a valid lien is imposed by a third party against a Specified Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the related Issuing Entity in that Specified Vehicle. For further information relating to potential liens on the SUBI Assets, see “Description of the Transaction Documents—Notification of Liens and Claims” in the related prospectus supplement and “Description of the Transaction Documents—Custody of Lease Documents and Certificates of Title” and “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI” in this prospectus.

As noted under “Certain Legal Aspects of the Vehicle Trust and the SUBI—The SUBI”, various liens could be imposed upon all or part of the related SUBI Assets that, by operation of law, would take priority over the related issuing entity’s interest therein. Such liens would include tax liens, mechanics’, repairmen’s, garagemen’s and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Specified Vehicle, liens arising under various state and federal criminal statutes and some liens more fully described under “Risk Factors—If ERISA liens are placed on the vehicle trust assets, you could suffer a loss on your investment” in favor of the Pension Benefit Guaranty Corporation. Additionally, any

perfected security interest of an Issuing Entity in all or part of the property of that Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets sold, transferred and assigned by the Depositor to that Issuing Entity, as more fully described under “Risk Factors—The  bankruptcy of BMW Financial Services NA, LLC (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your securities

Vicarious Tort Liability

Although the Vehicle Trust will own all of the Specified Vehicles, they will be operated by the related user-lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor’s liability is capped at the amount of any liability insurance that the user-lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Vehicle Trust.

Following an accident involving a Specified Vehicle, under certain circumstances the Vehicle Trust may be the subject of an action for damages as a result of its ownership of that Specified Vehicle. To the extent that applicable state law permits such an action, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability. The laws of many states either do not permit such suits or provide that BMW FS’ liability is capped at the amount of any liability insurance that the user-lessee was required but failed to maintain. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner’s liability.

In California, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast, under New York law, the holder of title of a motor vehicle, including a vehicle trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the user-lessee for the negligent use or operation of such motor vehicle. In New York, unlike California, there does not appear to be a limit on an owner’s liability. Losses could arise if lawsuits are brought against either the Vehicle Trust or the servicer, as agent of the Vehicle Trust, in connection with the negligent use or operation of any Leased Vehicles which are part of the Vehicle Trust.

Although the Vehicle Trust’s insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the Vehicle Trust, claims could be imposed against the assets of the Vehicle Trust, including the Specified Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the related Issuing Entity had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the Specified Leases, as further described under “—Back-up Security Interests”. If any such claims were imposed against the assets of the Vehicle Trust, investors in the  Notes of a series could incur a loss on their investment.

The Vehicle Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of Leased Vehicles and the business and the activities of the Vehicle Trust.

Repossession of Specified Vehicles

In the event that a default by a user-lessee has not been cured within a certain period of time after being sent notice of that default, the servicer will ordinarily repossess the related Specified Vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a user-lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if a user-lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.

After the servicer has repossessed a Specified Vehicle, it may provide the related user-lessee with a period of time within which to cure the default under the related Specified Lease. If, by the end of that period, the default has not been cured, the servicer will attempt to sell that Specified Vehicle.

The Sales Proceeds or Termination Proceeds therefrom may be less than the remaining amounts due under that Specified Lease at the time of default.

Deficiency Judgments

The proceeds of sale of a Specified Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Specified Lease. If the proceeds from the sale do not equal the Securitization Value of the related Specified Vehicle, the servicer may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment. In these states a deficiency judgment may be prohibited or reduced in amount if the user-lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting user-lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the lease, a description of the user-lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the user-lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to user-lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Vehicle Trust as owner or lessor of the Leases and may also apply to the Issuing Entity of a series as holder of the related SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the Vehicle Trust and the Vehicle Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the Vehicle Trust and the Vehicle Trustee may be subject to set-off as a result of any noncompliance. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a user-lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a user-lessee could compel the Vehicle Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease. Although the Vehicle Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a user-lessee is able to compel the Vehicle Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds. As described under “The Leases,” BMW FS will represent and warrant as of the applicable Cutoff Date that the related Leases and Leased Vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more Specified Vehicles will not become subject to return (and the related Specified Lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act, as amended, (the “Relief Act”) and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Relief Act, a user-lessee may terminate a lease of a vehicle at anytime after the user-lessee’s entry into military service or the date of the user-lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the user-lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the user-lessee for such termination. In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the Leases.  No information can be provided as to the number of Leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related user-lessee’s period of active duty status and, in some cases, may require the servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the user-lessee’s military service. Thus, if a Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Vehicle Trust with respect to the Lease and the related Leased Vehicle in a timely fashion. If a user-lessee’s obligations to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the Notes and Certificates of a series on the related Payment Date.

Representations and warranties will be made in each Servicing Agreement that each Specified Lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a Specified Lease, has certain material adverse effects and is not timely cured, the servicer will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of that Specified Lease into the SUBI Collection Account. See “Description of the Transaction Documents” and “The Leases—Representations, Warranties and Covenants” in this prospectus for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the servicer to enforce the rights of the Vehicle Trust under the Leases. For example, if a user-lessee commences bankruptcy proceedings, the receipt of that user-lessee’s payments due under the related Lease is likely to be delayed. In addition, a user-lessee who commences bankruptcy proceedings might be able to assign the related Lease to another party even though that Lease prohibits assignment.

Material Income Tax Consequences

The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Notes and is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  The discussion is Tax Counsel’s opinion of the law and counsel is of the opinion that, to the extent they relate to matters of law or legal conclusions with respect thereto, the statements and discussions are correct in all material respects.  “Tax Counsel” with respect to each Issuing Entity will be specified in the related prospectus supplement.  Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the securities described herein as part of a straddle, hedging or conversion transaction), non-U.S. persons that treat the Notes as producing income effectively connected to a United States trade or business, or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary (a) assumes that the Notes will be held by the holders thereof as capital assets as defined in the Code and (b) except as indicated (and other than for purposes of the discussion under “—Treatment of the Notes as Debt” and “—Possible Alternative Characterization” below), describes the consequences of Notes that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Notes who buy the Notes at par or only at a discount that is less than a de minimis amount. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Notes or any federal alternative minimum tax or estate and gift tax considerations. Except for “—Non-U.S. Note Owners” and “—Information Reporting and Backup Withholding” below, the following discussion applies only to a U.S. Noteholder (defined below).

Prospective investors are therefore urged to consult their own tax advisors with regard to United States federal tax consequences of purchasing, holding and disposing of the Notes in their own particular circumstances, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction to which they may be subject.

For purposes of this discussion, “U.S. Person” means  (i) a citizen or resident of the United States, (ii) an entity treated for United States federal income tax purposes as a corporation or a partnership organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or that is otherwise eligible to and has elected to be treated as a U.S. person. The term “U.S. Noteholder” means any U.S. Person. A “Non-U.S. Note Owner” means a person other than a U.S. Noteholder and persons subject to rules applicable to former citizens and residents of the United States.

Treatment of the Notes as Debt

The Issuing Entity and noteholders express in the Indenture the intent that, for United States federal, state and local income, franchise and other tax purposes, the Notes will be indebtedness secured by the assets of the Issuing Entity. The Issuing Entity, by entering into the Indenture, and each noteholder, by the acceptance of a Note or a beneficial interest therein, agree to treat the Notes as indebtedness for all such tax purposes.

The determination of whether the economic substance of a transfer of an interest in property is a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the depositor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon an analysis of such factors and although no transaction closely comparable to that contemplated herein has been the subject of any Regulations, revenue ruling or judicial decision, it is the opinion of Tax Counsel that, under current law, assuming due execution of and compliance with the Indenture, and subject to the assumptions set forth herein, for federal income tax purposes the Notes owned by parties unrelated to the applicable Issuing Entity will not constitute an ownership interest in the  Issuing Entity’s assets, but properly will be characterized as debt secured by the Issuing Entity’s assets. In the further opinion of Tax Counsel, the Issuing Entity will not constitute an association or publicly-traded partnership taxable as a corporation for federal income tax purposes.

Possible Alternative Characterization

Although as described above, it is the opinion of Tax Counsel that the Notes properly will be characterized as debt for federal income tax purposes, no ruling will be sought from the IRS on the characterization of the Notes for federal income tax purposes and the opinion of Tax Counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the Notes were not debt obligations for federal income tax purposes, the Issuing Entity would be classified for federal income tax purposes as a partnership.

If the Notes (whether some or all the classes of Notes) were treated as equity interests in a partnership, the Issuing Entity would be treated as a “publicly traded partnership” if the Notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the Notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The Issuing Entity is not expected to qualify for the “qualifying income” exception.

If the Issuing Entity was treated as a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its net income. Distributions on the Notes might not be deductible in computing the Issuing Entity’s taxable income, and distributions to the noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Non-U.S. Note Owners would be subject to withholding tax regardless of whether the Issuing Entity is taxed as a corporation or a partnership.

Alternatively, if the Issuing Entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuing Entity itself would not be subject to federal income tax, but noteholders that were determined to be equity interests may have adverse federal income tax consequences.  For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income,” foreign holders would be subject to federal income tax and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all noteholders treated as equity holders may have adverse timing and character consequences.

Because the Issuing Entity will treat the Notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Except where indicated to the contrary, the following discussion assumes that the Notes are debt for federal income tax purposes.

Interest Income to U.S. Noteholders

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest’’ under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (generally, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1⁄4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest on a Note should be taxable to a U.S. Noteholder as ordinary income at the time it accrues or is received in accordance with such noteholder’s method of accounting for federal income tax purposes.

It is anticipated that the Notes will be issued at par value (or at a de minimis discount from par value) and that, except as indicated, no original issue discount (“OID”) will arise with respect to the Notes. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income on a constant yield basis.  Except as provided below for Notes with a maturity of not more than one year (a “Short-Term Note”), stated interest does not have to be accrued under the OID regulations unless it fails to qualify as qualified stated interest.  Qualified stated interest is interest that is required to be paid at least annually and either reasonable legal remedies exist to compel timely payment or the terms of the instrument otherwise make late payment or not payment sufficiently remote.  It is possible that interest payable on the Notes, as well as any discount from par value, will constitute OID because late payment or nonpayment of interest would not be regarded as subject to penalties or to reasonable remedies to compel payment. Were the Notes treated as being issued with OID, the principal consequence would be that noteholders using the cash basis method of accounting would be required to report interest income from the Notes on an accrual basis. Subject to a de minimis rule for discounts, in any event, a purchaser who buys a Note for more or less than its issue price will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short- Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short- Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Exchange of Notes by U.S. Noteholders

If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange (excluding an amount equal to accrued interest not previously included in income by the holder) and the holder’s adjusted basis in the Note. The adjusted basis of a Note will equal its cost, increased by any interest, OID, and market discount  includible in income with respect to the Note prior to its sale, and reduced by any principal payments previously received with respect to the Note and any bond premium amortization previously applied to offset interest income. Except to the extent of any accrued market discount not previously included in income, the gain or loss recognized on the sale or exchange of a Note will generally be capital gain or loss if the Note was held as a capital asset and will be long-term capital gain or loss if the Note was held by the U.S. Noteholder for the requisite holding period at the time of the disposition.

Recently Enacted Legislation – Medicare Tax

Recently enacted legislation will impose an additional 3.8% tax on the net investment income (which includes interest and net capital gains) of certain investors, including individuals, trusts and estates, for taxable years beginning after December 31, 2012.

Non-U.S. Note Owners

As described above, Tax Counsel will render its opinion that the Notes will properly be classified as debt for federal income tax purposes. If the Notes are so treated:

(a)
interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable certification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Depositor nor is a controlled foreign corporation with respect to the Depositor nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable certification requirements will be satisfied if there is delivered (and updated and re-executed as required) to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN signed under penalty of perjury by the beneficial owner of the Notes stating that the holder is not a U.S. person and providing such holder’s name and address, (ii) IRS Form W-8BEN signed by the beneficial owner of the Notes or such owner’s agent claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form W-8ECI signed by the beneficial owner of the Notes or such owner’s agent claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

(b)
a holder of a Note who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

(c)
a Note held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual’s death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor, (ii) the holding of such Note was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

In the case of Notes held by a Non-U.S. Note Owner treated as a partnership or certain nominees, (x) the certification described in clause (a) above must be provided by the partners or beneficiaries rather than by the foreign partnership and (y) the partnership must provide certain information. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Note Owners are urged to consult their own tax advisors concerning the application of the certification requirements.

If the IRS were to contend successfully that some or all of the Notes were equity interests in a partnership (not taxable as a corporation), a holder of such a Note that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). In addition, if the Notes are equity interests in a partnership, an individual holder that is a nonresident alien at death may be required to include the value of the Notes in such holder’s gross estate (unless otherwise provided in an applicable treaty). If some or all of the Notes are recharacterized as equity interests in a “publicly traded partnership” taxable as a corporation, to the extent distributions of such Notes were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty. In addition, an individual holder that is a nonresident alien at death would be required to include the value of such Note in such holder’s gross estate (unless otherwise provided in an applicable treaty).

FATCA Withholding

In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the new Foreign Account Tax Compliance Act (“FATCA”) regime.  FATCA was enacted in the United States in 2010 as part of the “Hiring Incentives to Restore Employment (HIRE) Act” as a way to encourage tax reporting and compliance with respect to ownership of assets by U.S. persons through foreign accounts.  Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding on all payments, including principal payments.  The FATCA provisions apply generally to debt instruments issued after March 18, 2012, however the IRS recently issued proposed regulations that, if finalized in their current form, would “grandfather” any debt instrument that is outstanding on January 1, 2013.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax on U.S. source payments from non-grandfathered obligations made to them after December 31, 2013, including interest, OID and (for payments on such obligations after December 31, 2014) gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Payments of U.S. source interest to foreign non-financial entities on non-grandfathered obligations after December 31, 2013 (and payments of gross proceeds on such obligations after December 31, 2014) will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner.  The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.

Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a Note to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Noteholder must be reported to the IRS, unless the U.S. Noteholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Note Owner who is not an exempt recipient.

In addition, upon the sale of a Note to (or through) a “broker,” the broker must withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Note Owner certifies that the seller is a Non-U.S. Note Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status normally would be made on Form W-8BEN under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term “broker” includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

Any amounts withheld under the backup withholding rules from a payment to a noteholder would be allowed as a refund or a credit against such noteholder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

State and Local Tax Considerations

Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh plans from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans. Title I of ERISA also requires that fiduciaries of an employee benefit plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of an employee  benefit plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these “prohibited transaction” rules and fiduciary requirements may result in liability under ERISA and the Code for such persons.

Prohibited Transactions

The prohibited transaction provisions of ERISA and Section 4975 of the Code (“Prohibited Transactions”) generally restrict a broad range of transactions directly or indirectly involving any pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh plans or any entity which may be deemed to hold assets of any such plans (collectively, “Plans”), and any “party in interest” or “disqualified person” (as those terms are defined in ERISA or Section 4975 of the Code, respectively) with respect to such Plans. In particular, a sale or exchange of property or an extension of credit between a Plan and a party in interest or disqualified person with respect to such Plan might constitute a Prohibited Transaction unless an exemption applies. In the case of indebtedness, the prohibited transaction provisions continually apply throughout the term of such indebtedness (and not only on the date of the initial borrowing). An excise tax is imposed under Section 4975 of the Code upon any disqualified person which engages in a non-exempt Prohibited Transaction, and penalties or other liabilities may be imposed under ERISA upon any fiduciary which causes a Plan to engage in a transaction that the fiduciary knows or should know constitutes a Prohibited Transaction or upon certain other persons who were involved in the Prohibited Transaction.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to substantially similar state or local law restrictions (“Similar Law”).   Plans, together with such plans, are collectively referred to as “Benefit Plans”.

“Look-through” Rule under the Plan Assets Regulation

The United States Department of Labor (the “DOL”) has issued a regulation (the “Plan Assets Regulation”) describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. Under a “look-through” rule set forth in the Plan Assets Regulation, the underlying assets owned by an entity (such as an Issuer) in which a Plan has an equity interest might be treated as if they were plan assets of such Plan. However, the “look-through” rule does not, by its terms, apply to an entity in which a Plan only owns debt of such entity and not an equity interest. The Plan Assets Regulation provides that an instrument treated as indebtedness under applicable local law and which has no substantial equity features is not treated as an equity interest for purposes of such Regulation.

Treatment of Notes as Debt

The Notes generally are expected to provide for a fixed principal amount and a rate of interest. Moreover, the Notes are not expected, by their terms, to specifically provide for payments other than payments designated as principal or interest to noteholders. In those situations, the terms of the Notes do not appear to include any substantial equity features for purposes of the Plan Assets Regulation. However, it is possible that the aggregate beneficial interest in the Issuing Entity might have a nominal value in relation to the principal amount of Notes issued by the Issuing Entity and, notwithstanding the terms of the Notes, the Notes might be treated as possessing substantial equity features. If a class of Notes is treated as equity interests for purposes of the Plan Assets Regulation, the assets of the Issuing Entity might be treated as “plan assets” of Plans that acquire or hold such Notes unless an exception to the look-through rule under the Plan Assets Regulation applies. Although there is no guidance under ERISA on how this definition applies generally, and in particular to a security such as the Notes, the Depositor believes that, unless otherwise indicated in the related prospectus supplement, the Notes should generally be treated as indebtedness without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the Notes, including the reasonable expectation that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a Prohibited Transaction in the event that the Issuing Entity becomes 50% owned by a disqualified person or party in interest with respect to a Plan, the Issuing Entity itself, as an entity owned by party in interest, may be deemed a party in interest with respect to a Plan and a Prohibited Transaction may be deemed to occur by reason of the extension of credit by a particular Plan to a party in interest, among other things. The Depositor can make no assurances that equity interests in the Issuing Entity will not be purchased by a party in interest to any particular Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; and PTCE 75-1 regarding transactions effected by broker-dealers.  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL.

By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not (A) give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of an applicable exemption or (B) cause a non-exempt violation of Similar Law.

The Notes may not be purchased with the assets of a Plan if the Depositor, the sponsor, servicer and administrator, the indenture trustee, the owner trustee, the Vehicle Trustee, any underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption.

Certificates

Certificates will not be eligible for purchase by Benefit Plans unless the related prospectus supplement states otherwise.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series, the Depositor will agree to sell or cause the related Issuing Entity to sell to the underwriters named in the underwriting agreement and in the applicable prospectus supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes of the related series set forth in the underwriting agreement and in the applicable prospectus supplement.

In the underwriting agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the Notes described in the underwriting agreement which are offered by this prospectus and by the applicable prospectus supplement if any of those Notes are purchased.

Each prospectus supplement will either:

•
set forth the price at which each class of Notes being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes; or

•	specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale.

After the initial public offering of those Notes, those public offering prices and those concessions may be changed.

Each underwriting agreement will provide that BMW FS and the Depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of the specified civil liabilities.

Each Issuing Entity may, from time to time, invest the funds in its accounts in eligible investments acquired from the underwriters or from the Depositor.

Pursuant to each underwriting agreement with respect to a given series of Notes, the closing of the sale of any class of Notes subject to that underwriting agreement will be conditioned on the closing of the sale of all other classes of Notes of that series.

The place and time of delivery for the Notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

Legal Opinions

Certain legal matters relating to the Notes of any series, including the legality of such Notes will be passed upon for the related Issuing Entity, the Depositor and the servicer by the general counsel of the servicer and Bingham McCutchen LLP. In addition, certain United States federal and tax and other matters will be passed upon for the related Issuing Entity by Bingham McCutchen LLP.

Index of Principal Terms

Set forth below is a list of certain of the more important capitalized terms used in this prospectus and the pages on which the definitions may be found.

Actuarial Payoff	25	Depositor	18
Administration Agreement	19	Designated LIBOR Page”	48
administrator	19	Distribution Accounts	57
Advance	59	Dodd-Frank Act	72
ALG	32	DOL	84
ALG Residual Value	32	DTC	33
Auction	48	Due Date	29
Bank Prime Loan	49	Early Termination Cost	25
Bankruptcy Code	69	Early Termination Lease	25
Base Rate	43	ERISA	83
Benefit Plan	83	Euroclear	51
Benefit Plans	84	Euroclear Operator	53
BMW Facility Partners	21	Euroclear Participants	51
BMW FS	16	Excess Mileage Payments	30
BMW LP	19	Excess Wear and Use Payments	30
BMW NA	16	Exchange Act	33
BMW Products	1	FDIC	72
Bond Equivalent Yield	49	Federal Funds Rate	46
Calculation Agent	44	Federal Funds Rate Securities	43
CD Rate Securities	43	Fixed Rate Notes	49
CDs (secondary market)	45	Fixed Rate Securities	42
Cede	33	Floating Rate Notes	49
Centers	19	Floating Rate Securities	42, 43
Certificate Distribution Account	57	Indenture	35
Certificate Factor	35	Indenture Default	38
Certificates	18	indenture trustee	18
chattel paper	74	Index Currency	47
class	35	Index Maturity	45
Clearstream, Luxembourg	51	Insolvency Laws	69
Clearstream, Luxembourg Participants	51	Interest Determination Date	43
closed-end lease	25	Interest Reset Date	43
closing date	19	Interest Reset Period	43
Code	78	IRS	78
Collateral	17	Issuer SUBI Certificate Transfer Agreement	24
Commercial Paper Rate	45	Issuing Entity	18
Commercial Paper Rate Securities	43	Lease Balance	25
Contingent and Excess Liability Insurance	29	lease contracts	27
Contract Residual Value	32	Lease Default	25
Cooperative	53	Lease Rate	25
CPO	31	Leased Vehicles	20
CSSF	53	Leases	20
Cutoff Date	24	Lemon Law	77
Daily Advance Reimbursement	59	LIBOR	47
Dealer Agreement	27	LIBOR Securities	43
Defaulted Lease	59	LKE Program	50
Defaulted Vehicle	59	Matured Vehicle	59
Deposit Date	27	Maturity Date	25
Depositaries	51	Maximum interest rate	44

MINI Products	1	Servicer Default	65
Money Market Yield	46	Servicing Agreement	21
Monthly Payment	25	Servicing Fee	60
Monthly Payment Advances	59	Similar Law	84
Monthly Remittance Condition	58	Specified Leases	19
New Lease Incentives	31	Specified Vehicles	19
Non-U.S. Note Owner	79	Spread	45
Note Distribution Account	57	Spread Multiplier	45
Note Distribution Amount	63	Strip Notes	36
Note Factor	35	SUBI	19
Notes	18	SUBI Assets	19, 24
OID	80	SUBI Certificate	19
OLA	72	SUBI Certificate Transfer Agreement	24
Other SUBI	19	SUBI Collection Account	55
Other SUBI Assets	21	SUBI Supplement	23
Other SUBI Certificates	21	SUBI Trust Agreement	23
owner trustee	18	Tax Counsel	78, 79
Permitted Investments	56	Telerate Page 120	46
Plan Assets Regulation	84	Telerate Page 56	48
Plans	83	Telerate Page 57	48
Prime Rate	49	Term Extension	32
Prime Rate Securities	43	Termination Proceeds	60
prohibited transaction	83	Terms and Conditions	53
Prohibited Transactions	83	TIA	41
PTCE	84	Transaction Documents	55
Purchase Option Price	25	Transfer Documents	55
Reallocation Payment	27	Transportation Act	14
Receivables	17	Treasury Bills	48
Recovery Proceeds	60	Treasury Rate	48
Regulations	78	Trust	18
Relief Act	77	Trust Agreement	18
Rent Charge	25	Trust Estate	19
replacement vehicles	50	U.S. Noteholder	79
Reserve Fund	56	U.S. Person	79
Residual Value	32	UCC	23
Residual Value Losses	63	UTI	19
Reuters Screen US PRIME 1 Page	49	UTI Assets	21
Sales Proceeds	60	UTI Beneficiary	19
Sales Proceeds Advances	59	UTI Certificates	21
SEC	iv	Vehicle Trust	19
Securities	18	Vehicle Trust Agreement	20
Securities Act	33	Vehicle Trust Assets	20
Securitization Value	32	Vehicle Trustee	20
servicer	16